UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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D.R. Horton, Inc.

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On

Wednesday, January 23, 2019

Dear Fellow Stockholder of D.R. Horton:

You are invited to attend the 2019 Annual Meeting of Stockholders of D.R. Horton, America’s Builder. Our 2019 Annual Meeting will be held at our corporate offices located at: 1341 Horton Circle, Arlington, Texas 76011, on Wednesday, January 23, 2019, at 10:00 a.m., central time, for the following purposes:

•	To elect the five directors named in our proxy statement;

•	To seek an advisory vote on the approval of executive compensation;

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm; and

•	To conduct other business properly brought before the meeting.

Only stockholders of record at the close of business on Monday, November 26, 2018, are entitled to notice of and to vote at the 2019 Annual Meeting or any adjournment thereof.

While we would like to have each of you attend the meeting and vote your shares in person, we realize this may not be possible. However, whether or not you plan to attend the meeting, your vote is very important. For convenience of our stockholders, proxies may be given either by telephone, electronically through the Internet, or by mail.

A form of proxy on which to indicate your vote by mail and an envelope, postage prepaid, in which to return your proxy are enclosed. WE URGE YOU TO COMPLETE AND RETURN YOUR PROXY BY ONE OF THESE METHODS SO THAT YOUR SHARES WILL BE REPRESENTED. If you decide later to attend the 2019 Annual Meeting, you may revoke your proxy at that time and vote your shares in person. If you desire any additional information concerning the 2019 Annual Meeting, we would be glad to hear from you.

Very truly yours,

DONALD R. HORTON
Chairman of the Board

Arlington, Texas

December 14, 2018

i

ii

1341 Horton Circle

Arlington, Texas 76011

www.drhorton.com

PROXY STATEMENT

for the

2019 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On January 23, 2019

GENERAL

Time, Place and Purposes of Meeting

Our 2019 Annual Meeting of Stockholders will be held on Wednesday, January 23, 2019, at 10:00 a.m., central time, at our corporate offices located at 1341 Horton Circle, Arlington, Texas. The purposes of the 2019 Annual Meeting are set forth in the Notice of Annual Meeting of Stockholders to which this Proxy Statement is attached. D.R. Horton, Inc. is referred to as “D.R. Horton,” the “Company,” “we,” and “our” in this Proxy Statement.

Solicitation of Proxies

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of D.R. Horton. D.R. Horton expects that this Proxy Statement and the accompanying form of proxy will first be released to our stockholders of record on or about December 14, 2018. The cost of this solicitation will be paid by D.R. Horton. The solicitation of proxies will be made primarily by use of the mail. In addition, directors, officers and regular employees of D.R. Horton may make solicitations without special compensation by telephone, facsimile, e-mail or personal interview. They may request banks, brokers, fiduciaries and other persons holding stock in their names, or in the names of their nominees, to forward proxies and proxy materials to their principals and obtain authorization for the execution and return of such proxies to management. D.R. Horton will reimburse such banks, brokers and fiduciaries for their reasonable out-of-pocket expenses for this service.

Revocation and Voting of Proxies

Stockholders may vote by marking, signing and dating each proxy card received and returning it in the prepaid envelope, by telephone or electronically through the Internet by following the instructions included on the enclosed proxy card or by casting votes in person at the meeting. The telephone and Internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures, which are designed to comply with Delaware law, allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Stockholders who hold shares in “street name” through a broker or other nominee may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that institution.

Any proxy given may be revoked by a stockholder at any time before it is exercised by filing with D.R. Horton a notice in writing revoking it, by duly executing and returning a proxy bearing a later date or by voting by telephone or Internet. Proxies also may be revoked by any stockholder present at the 2019 Annual Meeting who expresses a desire to vote his or her shares in person. Each shareholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf. If you require directions to our meeting, please contact Investor Relations at (817) 390-8200. Subject to such revocation and except as otherwise stated herein or in the form of proxy, all proxies duly executed and received prior to, or at the time of, the 2019 Annual Meeting will be voted in accordance with the specifications of the proxies. If no specification is made, proxies will be voted as follows: (i) FOR each of the nominees for election of directors (see Proposal One on page 5), (ii) FOR the adoption of the advisory resolution on executive compensation (see Proposal Two on page 57), and (iii) FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm (see Proposal Three on page 61), and at the discretion of the proxy holders on all other matters properly brought before the 2019 Annual Meeting or any adjournment or postponement thereof.

Outstanding Shares and Voting Rights

November 26, 2018 has been set as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the 2019 Annual Meeting. There were 373,561,443 shares of D.R. Horton’s common stock, $.01 par value, issued and outstanding on the record date. On any matter submitted to a stockholder vote, each holder of common stock will be entitled to one vote, in person or by proxy, for each issued and outstanding share of common stock registered in his or her name on the books of D.R. Horton as of the record date. A list of such stockholders will be available for examination by any stockholder at the offices of D.R. Horton set forth above for at least ten days before the 2019 Annual Meeting.

Quorum Requirement

The D.R. Horton Bylaws provide that there will be a quorum if the holders of a majority of the issued and outstanding shares of common stock entitled to vote are present in person or represented by proxy. The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the 2019 Annual Meeting, whether those stockholders vote for, against or abstain from voting on any matter, will be counted for purposes of determining whether a quorum exists. Broker non-votes, which are described below under “Vote Required,” will be considered present for purposes of determining whether a quorum exists.

Vote Required

NOTICE:    Brokers and banks are not permitted to vote on certain non-routine proposals without instructions from the beneficial owner, as discussed in more detail below. Proposal One and Proposal Two are non-routine proposals. Therefore, if your shares are held through a broker, bank or other nominee, your shares will not be voted on Proposal One or Proposal Two unless you provide voting instructions to your broker or bank as described herein.

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.” If a broker or bank holds your shares, you may have received this Proxy Statement directly from them, together with instructions as to how to direct the broker or bank to vote your shares. If you intend to have your vote counted, it is important that you return your voting instructions to your broker or bank. Under the rules of the New York Stock Exchange (“NYSE”), a broker or bank has the authority to vote on certain “routine” proposals without voting instructions from the beneficial owner. A “broker non-vote” occurs when the broker or bank is unable to vote on a “non-routine” proposal because it does not have discretionary authority and the beneficial owner has not provided voting instructions. Brokers or banks may not vote on Proposal One or Proposal Two at the 2019 Annual Meeting without voting instructions from the beneficial owner because those proposals are non-routine proposals. Brokers and banks may vote on Proposal Three at the 2019 Annual Meeting without voting instructions from the beneficial owner because this proposal is routine.

The following table reflects the vote required for each proposal and the effect of broker non-votes and abstentions on the vote, assuming a quorum is present at the meeting:

Proposal		Vote Required		NYSE Routine and Non-Routine Matters: Effect of Broker Non-Votes and Abstentions
(1)	Election of Directors	(1)	The number of shares voted “for” a director must exceed the number of shares voted “against” that director	(1)

Non-Routine:    Brokers and banks do not have discretionary authority to vote on this proposal in the event voting instructions are not received from street-name holder

Broker non-votes have no effect Abstentions have no effect

(2)	Advisory vote on the approval of executive compensation	(2)	An affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and entitled to vote	(2)

Non-Routine:    Brokers and banks do not have discretionary authority to vote on this proposal in the event voting instructions are not received from street-name holder

Broker non-votes have no effect Abstentions have the same effect as a vote against the proposal

(3)	Ratification of Ernst & Young LLP as our independent registered public accounting firm	(3)	An affirmative vote of the holders of a majority of our common stock which has voting power present in person or represented by proxy and entitled to vote	(3)

Routine:    Brokers and banks have discretionary authority to vote on this proposal in the event voting instructions are not received from street-name holder

Abstentions have the same effect as a vote against the proposal

Stockholders Sharing the Same Address

The broker, bank or other nominee of any stockholder who is a beneficial owner, but not the record holder, of the Company’s common stock may deliver only one copy of this Proxy Statement and our Annual Report to multiple stockholders sharing an address, unless the broker, bank or nominee has received contrary instructions from one or more of the stockholders.

In addition, with respect to record holders, in some cases, only one copy of this Proxy Statement and our Annual Report will be delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. Upon written or oral request, the Company will deliver free of charge a separate copy of this Proxy Statement and our Annual Report to a stockholder at a shared address to which a single copy was delivered. You can notify your broker, bank or other nominee (if you are not the record holder) or the Company (if you are the record holder) that you wish to receive a separate copy of our proxy statements and annual reports in the future, or alternatively, that you wish to receive a single copy of the materials instead of multiple copies. The Company’s contact information for these purposes is: D.R. Horton, Inc., Attention: Thomas B. Montano, Vice President, Corporate Compliance Officer and Secretary, 1341 Horton Circle, Arlington, Texas 76011, telephone number: (817) 390-8200, or e-mail: tbmontano@drhorton.com.

Future Stockholder Communications through the Internet

Stockholders may elect to receive future notices of meetings, proxy materials and annual reports electronically through the Internet. The consent of stockholders who have previously consented to electronic delivery will remain in effect until withdrawn. To consent to electronic delivery:

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stockholders whose shares are registered in their own name, and not in “street name” through a broker or other nominee, may simply log in to www.proxyvote.com, the Internet site maintained by Broadridge Financial Solutions, Inc. and follow the step-by-step instructions; and

•

stockholders whose shares are registered in “street name” through a broker or other nominee must first vote their shares using the Internet at: www.proxyvote.com, the Internet site maintained by Broadridge Financial Solutions, Inc., and immediately after voting, fill out the consent form that appears on-screen at the end of the Internet voting procedure.

The consent to receive stockholder communications through the Internet may be withdrawn at any time to resume receiving stockholder communications in printed form.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD JANUARY 23, 2019

The Notice, Proxy Statement and Annual Report on Form 10-K are available at

https://materials.proxyvote.com/23331A

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors currently consists of five members who were elected at the 2018 Annual Meeting and will serve until the 2019 Annual Meeting and until their successors have been elected and qualified.

The Nominating and Governance Committee recommended to the Board of Directors our five directors as director nominees, each of whom is listed below under the heading “Nominees for Director.” After review and consideration by the Board of Directors, the Board nominated Donald R. Horton, Barbara K. Allen, Brad S. Anderson, Michael R. Buchanan and Michael W. Hewatt, as recommended by the Nominating and Governance Committee, for election as directors of D.R. Horton at the 2019 Annual Meeting.

Unless otherwise specified in the accompanying proxy, the shares voted by proxy will be voted for each of the persons named below as nominees for election as directors. Nominees who are elected as directors will be elected for one-year terms and will serve until the next annual meeting of stockholders and their successors have been elected and qualified. We do not know of any reason why any of the nominees would be unable to serve. However, if any of the nominees is unable to serve or for good cause will not serve as a director at the time of the 2019 Annual Meeting, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the persons named as proxies may vote “FOR” that substitute nominee.

The D.R. Horton Bylaws require that to be elected, a director nominee must receive a majority of the votes cast with respect to such nominee in uncontested elections (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). In a contested election, where the number of nominees exceeds the number of directors to be elected (which is not the case at the 2019 Annual Meeting), the directors will be elected by a plurality of the shares present in person or by proxy and entitled to vote on the election of directors. Under the Corporate Governance Principles of the Company, any director who is not elected is required to tender his or her resignation to the Chairman of the Board within a reasonable time following certification of the vote. The Nominating and Governance Committee, which is composed of only independent directors, will consider the resignation offer and make a recommendation to the Board as to whether to accept or reject the resignation offer, or whether other action should be taken. The Board will act on the Nominating and Governance Committee’s recommendation within 90 days following certification of the election results. Thereafter, the Board will promptly publicly disclose in a report filed with the Securities and Exchange Commission (“SEC”) its decision regarding the director’s resignation offer (including the reason(s) for rejecting the resignation offer, if applicable).

The Board of Directors Unanimously Recommends that Stockholders Vote “FOR”

Each of the Following Director Nominees.

Nominees for Director

The following is a summary of certain information regarding the nominees for election as directors.

DONALD R. HORTON, age 68, director since 1991.    Mr. Horton has been executive Chairman of the Board of D.R. Horton since it was formed in July 1991, and he was President and CEO from July 1991 through November 1998. He has been involved in the real estate and homebuilding industries since 1972, and he was the founder, sole or principal stockholder, director and president of each of D.R. Horton’s predecessor companies since their respective organization, which date from 1978 to 1990.

Key Director Qualifications.    Mr. Horton’s 40 years of extensive experience in the homebuilding industry provides valuable leadership to the Board and to the Company. Mr. Horton brings to the Board his experience as founder of the Company, Chairman of the Board and former CEO and President of the Company and its predecessor companies. Mr. Horton is also the largest individual stockholder of the Company. As founder of the Company, Mr. Horton has a unique understanding of all phases of the homebuilding business. Mr. Horton’s leadership and strategic vision provide the Board and the Company with distinct advantages in the homebuilding industry.

BARBARA K. ALLEN, age 72, director since 2014.    Ms. Allen has significant experience researching, analyzing and making investment decisions related to housing-related companies. Ms. Allen retired from Avondale Partners in July 2006 where she was a Partner and Housing, Construction and Retailing Analyst. From February 1997 through December 2004, she was the Home Construction, Building Materials, Home Furnishing and DIY (Do It Yourself) Retailing Analyst for Natexis Bleichroeder, Inc. Ms. Allen was a Vice President, Equity Research for Donaldson, Lufkin & Jenrette from January 1993 through January 1996. She served in other roles at Oppenheimer & Company, Kidder, Peabody, Inc., and Prudential Securities prior to January 1993. Ms. Allen has been a member of the Audit, Compensation and Nominating and Governance Committees since 2014.

Key Director Qualifications.    Ms. Allen’s extensive experience working as an analyst and consultant with housing-related companies provides valuable knowledge to the Board with regard to strategic decisions, including investment, operating and financing matters.

BRAD S. ANDERSON, age 57, director since 1998.    Mr. Anderson has been an Executive Vice President of CBRE Group, Inc., formerly CB Richard Ellis, Inc., an international real estate brokerage company, since 2009, and he has held various positions in Phoenix, Arizona with its predecessor, CB Commercial Real Estate Group, Inc., since January 1987. He served as Interim Chairman of the Board of Continental Homes Holding Corp. from October 1997 through April 1998, when it merged into D.R. Horton, and he became a director of D.R. Horton at that time. Mr. Anderson is also a member of the Board of Directors and a member of the audit committee of KS StateBank, a private bank. Mr. Anderson has been a member of both our Audit and Compensation Committees since 1998, and he has been a member of the Nominating and Governance Committee since November 2003.

Key Director Qualifications.    Mr. Anderson’s extensive experience working with an international real estate brokerage company allows him to bring beneficial insight and perspective to the Board, as a number of factors that affect the real estate brokerage industry also affect the homebuilding industry. Mr. Anderson also brings to the Board his valuable experience of formerly serving on another public homebuilding company’s board and serving on the Company’s Board and its Committees since 1998.

MICHAEL R. BUCHANAN, age 71, director since 2003.    Mr. Buchanan has significant commercial banking experience with several banking institutions serving the real estate and homebuilding sectors. He retired from commercial banking in March 2002. From March 2002 to March 2003, Mr. Buchanan was engaged as a senior advisor to Banc of America Securities. From 1998 to March 2002, Mr. Buchanan was a Managing Director of Bank of America, an executive officer position in which he was head of its national real estate banking group. From 1990 to 1998, Mr. Buchanan was an Executive Vice President of NationsBank, which later merged with Bank of America. Mr. Buchanan was appointed to our Board’s Audit Committee in July 2003, Nominating and Governance Committee in November 2003 and Compensation Committee in January 2004.

Key Director Qualifications.    Mr. Buchanan is a highly experienced commercial banker who served the real estate and homebuilding sectors. His experience in these areas allows him to provide the Board with both a broad-based and a granular perspective on the homebuilding industry. Mr. Buchanan also brings his experience of having served on a board of a real estate investment trust, thereby providing the Board with additional perspective on the real estate industry and serving on a board of directors.

MICHAEL W. HEWATT, age 69, director since 2005.    Mr. Hewatt has significant experience performing auditing and tax services as a certified public accountant. He retired as Principal Officer of Hewatt & Associates, CPAs in 2018, having worked there or at its predecessor firms since 1980. From 1971 to 1979, Mr. Hewatt worked in the tax and audit areas at Coopers & Lybrand (now PricewaterhouseCoopers LLP) and was an audit manager for five years during that period. Mr. Hewatt is a member of the American Institute of Certified Public Accountants, former member of the board of directors of the Texas Society of Certified Public Accountants and former President of the Texas Society of Certified Public Accountants —Fort Worth Chapter. Mr. Hewatt has been a director of D.R. Horton since 2005 and has been a member of the Audit, Compensation and Nominating and Governance Committees since that time.

Key Director Qualifications.    Mr. Hewatt has extensive experience working as a certified public accountant for a national and local firm. This experience enables Mr. Hewatt to provide valuable perspective on accounting, auditing and tax matters to the Board and its Committees.

Other Executive Officers

DAVID V. AULD, age 62, is President and Chief Executive Officer of D.R. Horton, positions he has held since October 2014. Mr. Auld was Executive Vice President and Chief Operating Officer from November 2013 through October 2014. Mr. Auld was Region President overseeing the Company’s homebuilding operations in Florida, North and South Carolina, Georgia and Alabama from 2005 to 2013. From 1988 to 2005, Mr. Auld served as the Division President of the Company and its predecessor’s Orlando Division. Prior to 1988, Mr. Auld worked for Texas American Bank and General Dynamics. Mr. Auld graduated from Texas Tech University in 1978 with a bachelor of business administration degree in accounting.

MICHAEL J. MURRAY, age 52, is Executive Vice President and Chief Operating Officer of D.R. Horton, positions he has held since October 2014. Mr. Murray served as Senior Vice President of Business Development from 2012 through October 2014. From 2004 to 2012, Mr. Murray served as the Company’s Vice President and Controller after joining the Company in 2002 as the Director of Internal Audit. He began his career at Price Waterhouse LLP (now PricewaterhouseCoopers LLP) and then worked at several other companies in finance and accounting roles prior to joining the Company. Mr. Murray graduated from the University of Texas at Arlington in 1988 with a bachelor of business administration degree in accounting.

BILL W. WHEAT, age 52, is Executive Vice President and Chief Financial Officer of D.R. Horton, positions he has held since 2003. Mr. Wheat was the Company’s Senior Vice President and Controller from 2000 through 2003, after joining the Company in 1998 as an Accounting Manager. Mr. Wheat also served as a member of the Board of Directors of the Company from October 2003 through January 2011. Mr. Wheat began his career at Price Waterhouse LLP (now PricewaterhouseCoopers LLP) and then worked at The Bombay Company in several financial and accounting roles prior to joining the Company. Mr. Wheat graduated from Baylor University in 1988 with a bachelor of business administration degree in accounting and finance.

CORPORATE GOVERNANCE AND BOARD MATTERS

Corporate Governance Standards

Our Board of Directors has adopted a number of standards to comply with requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the final rules of the NYSE and SEC relating to the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and other corporate governance matters. Our Board has adopted the D.R. Horton Corporate Governance Principles, which contain a number of corporate governance initiatives designed to comply with the NYSE listing standards (the “NYSE Rules”) and the rules and regulations of the SEC (the “SEC Rules”) relating to corporate governance. The significant corporate governance initiatives adopted by the Board of Directors are discussed below. The Corporate Governance Principles can be found under the Investor Relations and Corporate Governance links on our website at www.drhorton.com.

Qualifications and Characteristics for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying nominees for director, including considering potential director candidates who come to the Committee’s attention through current officers, directors, professional search firms, stockholders or other persons. Once a potential nominee has been identified, the Nominating and Governance Committee evaluates whether the nominee has appropriate qualifications and characteristics to become a director in light of the current make-up of the Board of Directors. We do not have a formal or informal diversity policy regarding the selection or qualification of directors. We believe that appropriate director qualifications and characteristics include having directors with diverse backgrounds, education, experiences, expertise and perspectives. These qualifications and characteristics are discussed below.

Key Qualifications and Experiences.    As a leading national homebuilding company, we believe certain qualifications and experiences are important to the overall composition of our Board. We do not require that each director possess each of the qualifications listed below, but rather we look to whether our Board as a whole possesses these qualifications.

Real Estate Experience.    We seek to have directors with expertise or key experience in the real estate industry, which includes experience in homebuilding, land development, real estate brokerage and sales, commercial development and leasing, financing and banking in the real estate industry or experience in analyzing or consulting in these key areas. These key qualifications enable our Board to understand key operational aspects related to our business of running a national homebuilding company.

Business, Management, Accounting and Finance Experience.    We seek to have directors with expertise or key experience in business, management, accounting, finance or similar positions. We believe these key qualifications are important to the Board as it oversees risks in the Company’s key functional areas of homebuilding operations, financing and liquidity, financial reporting, internal control and regulatory compliance.

Strategic Vision and Leadership.    We seek to have directors with expertise or key experiences in positions that require strategic vision, leadership and decision making. We believe directors acquire these key qualifications through experience as executives, managers, entrepreneurs, business owners, directors, consultants, analysts or advisors. We believe these key qualifications are important to the Board, as directors with these attributes provide sound business judgment, leadership and strategic vision to the Board and the Company.

The key qualifications possessed by our nominees are discussed under each nominee’s name and profile beginning on page 6.

Key Characteristics.    In addition to the key qualifications and experiences discussed above, we also believe each member of the Board of Directors should have the following minimum characteristics:

•	high personal and professional ethical standards, integrity and values;

•	commitment to representing the long-term interests of the stockholders;

•	practical wisdom, mature judgment and collegiality;

•	objectivity and inquisitiveness; and

•

willingness to offer his or her resignation in the event of any significant change in personal circumstances that could affect the discharge of his or her responsibilities as a director, including a change in his or her principal job responsibilities.

Ordinarily, directors who serve as chief executive officers or in equivalent positions for other companies should not serve on more than one other board of a public company in addition to the D.R. Horton Board, and other directors should not serve on more than two other boards of public companies in addition to the D.R. Horton Board. Because of the value the Board places on having directors who are knowledgeable about the Company and its operations, neither the Board nor the Nominating and Governance Committee believes that an arbitrary term limit on director service is appropriate.

Retirement Age Policy

On January 25, 2007, our Board adopted a retirement policy for directors. Under the policy, directors may not stand for re-election after they have reached the age of 75. Directors serving on the Board on January 25, 2007, which include all current directors other than Barbara K. Allen, are exempt from this policy.

Majority Vote Standard and Resignation Policy

The Company’s Bylaws provide that in an uncontested election of directors, a director nominee must receive a majority of the votes cast to be elected. Any current director who is not re-elected is required to tender his or her resignation to the Chairman of the Board within a reasonable time following certification of the vote. Details regarding the majority vote standard and resignation policy are discussed under “Proposal One — Election of Directors” on page 5.

Procedures for Nominating or Recommending for Nomination Candidates for Director

Our Bylaws provide, outside of the proxy access process, that any stockholder may make nominations for the election of directors if notice of such nominations is delivered to the principal executive offices of D.R. Horton not later than the close of business on the 90th calendar day or earlier than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is changed by more than 30 calendar days from the anniversary date of the preceding year’s meeting, for notice by the stockholder to be timely, it must be so delivered not earlier than the close of business on the 120th calendar day prior to such meeting and not later than the close of business on the later of the 90th calendar day prior to such meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is made. Such public disclosure is defined to mean a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or a document publicly filed by the Company with the SEC pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the notice must include information specified in our Bylaws, including information concerning the nominee, the stockholder and the beneficial owner, as the case may be. Because no such nominations have been made in accordance with our Bylaws, only the nominations of the Board of Directors may be voted upon at the 2019 Annual Meeting.

On November 2, 2017, the Board of Directors adopted proxy access, which allows a stockholder or group of up to 20 stockholders owning in the aggregate 3% or more of D.R. Horton’s outstanding shares continuously for at least three years to nominate and include in the proxy materials director nominees constituting up to 20% of the number of directors in office, provided the stockholder(s) and nominee(s) satisfy the requirements in our Bylaws. In order for a stockholder or group of stockholders to nominate a director candidate to be included in D.R. Horton’s proxy materials, notice of such nomination must be delivered to the principal executive offices of D.R. Horton not later than the close of business on the 120th calendar day or earlier than the close of business on the 150th calendar day prior to the first anniversary of the date that the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting, and the nomination must otherwise comply with our Bylaws. However, in the event that the date of the annual meeting is changed by more than 30 calendar days from the anniversary date of the preceding year’s annual meeting, for notice by the stockholder to be timely, it must be so delivered not earlier than the close of business on the 150th calendar day prior to such meeting and not later than the close of business on the later of the 120th calendar day prior to such meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is made.

In addition, the Nominating and Governance Committee has adopted a policy permitting stockholders to recommend candidates for director for consideration by the committee. The Nominating and Governance Committee will consider candidates recommended by stockholders on the same basis as candidates identified through other means. Stockholders wishing to recommend candidates for election must give notice to the Nominating and Governance Committee by following the same deadlines for notice to submit a nomination outlined in our Bylaws and described above. Each notice must set forth the same information required by our Bylaws to submit a nomination. All recommended candidates shall, at a minimum, possess the characteristics for directors discussed above. The Nominating and Governance Committee may request additional information to assist in the evaluation of the candidacy of such person.

Director Independence

Our Board of Directors is composed of a majority of independent directors in accordance with the NYSE Rules. Our Board made the independence determination of its members based on the “Independence Standards” discussed below.

Our Board has adopted a set of “Independence Standards,” consistent with the NYSE Rules, to aid it in determining whether a member of the Board is independent under the NYSE Rules. In accordance with these Independence Standards, a director must not have a direct or indirect material relationship with the Company or its management, other than as a director. The Independence Standards specify the criteria by which the independence of our directors will be determined, including strict guidelines for directors and their immediate family members with respect to past employment or affiliation with the Company, its management or its independent auditor.

The Independence Standards are contained in the Corporate Governance Principles set forth on our website, www.drhorton.com, under the Investor Relations and Corporate Governance links. These include the following:

•	A director who is an employee or whose immediate family member is an executive officer of D.R. Horton is not independent until three years after the end of such employment relationship.

•

A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from D.R. Horton, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in compensation. Compensation received by an immediate family member for service as a non-executive employee or non-member of senior management of D.R. Horton will not be considered in determining independence under this test.

•

A director is not independent if (i) the director or an immediate family member is a current partner of D.R. Horton’s external audit firm, (ii) the director is a current employee of such firm, (iii) the director’s immediate family member is a current employee of such firm and personally works on D.R. Horton’s audit, or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such firm and personally worked on D.R. Horton’s audit within that time.

•

A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of D.R. Horton’s present executives serves on that company’s compensation committee is not independent until three years after the end of such service or employment relationship.

•

A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, D.R. Horton for property or services in an amount that, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

•

If a director serves as an executive officer, director or trustee of a charitable or educational organization and D.R. Horton’s contributions to the organization are less than $500,000, then the relationship will not be considered to be a material relationship that would impair a director’s independence.

For purposes of these Independence Standards, an “immediate family member” includes a director’s spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares the director’s home.

Audit Committee Independence, Financial Literacy and Audit Committee Financial Expert

In addition to being independent based on the Independence Standards, the NYSE Rules require that each member of an audit committee satisfy additional independence and financial literacy requirements and at least one of these members must satisfy the additional requirement of having accounting or related financial management expertise. This additional requirement can be satisfied by the Board determining that at least one Audit Committee member is an “audit committee financial expert” within the meaning of the SEC Rules. Accordingly, the Corporate Governance Principles contain a set of standards that relate to audit committee independence, financial literacy and audit committee accounting and financial management expertise. Generally, the additional independence standard provides that (i) a member of the Audit Committee or his or her immediate family members are prohibited from receiving any direct or indirect compensation or fee from the Company, its subsidiaries or its affiliates, other than in his or her capacity as a member of the Audit Committee, the Board or any other committee of the Board, and (ii) he or she may not be an affiliated person of the Company or any of its subsidiaries. Generally, the financial literacy standard provides that the Board, in its business judgment, shall determine if each member is financially literate, taking into account factors such as the member’s education, experience and ability to read and understand financial statements of public companies. Also, audit committee financial experts must have five additional attributes, which are (i) an understanding of generally accepted accounting principles and financial statements, (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves, (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities, (iv) an understanding of internal control over financial reporting and (v) an understanding of audit committee functions. Altogether, attributes (i) through (v) are referred to as the “Financial Expert Attributes.” The audit committee financial expert standards are set forth in the Corporate Governance Principles.

Compensation Committee Independence

In addition to being independent based on the Independence Standards, the NYSE Rules require that each member of a compensation committee satisfy additional independence requirements. The NYSE Rules require that the Board consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director and (ii) whether such director is affiliated with the Company, a subsidiary of the Company or an affiliate of a subsidiary of the Company.

Board Determinations

Based on the independence, financial literacy and financial expert standards discussed above, the Board has determined that Barbara K. Allen, Brad S. Anderson, Michael R. Buchanan, and Michael W. Hewatt are

(i) independent, for purposes of serving as independent members of the Board of Directors and the Nominating and Governance Committees, (ii) independent, for purposes of serving as independent members on the Audit Committee and the Compensation Committee, and (iii) financially literate, for purposes of serving on the Audit Committee. The Board has also determined, as set forth below, that Mr. Hewatt and Mr. Buchanan each have the Financial Expert Attributes described above.

Mr. Hewatt.    Mr. Hewatt acquired the Financial Expert Attributes primarily through his 47 years of experience working as a certified public accountant for Coopers & Lybrand LLP and Hewatt & Associates, CPAs and its predecessor and successor entities, as applicable. Mr. Hewatt’s experience as an auditor provided him active experience in designing and conducting audits and reviewing financial statements, which developed his understanding of generally accepted accounting principles and financial statements as well as his abilities to assess the application of such principles in accounting for estimates, accruals and reserves and to evaluate related internal control structures. Although now retired, Mr. Hewatt’s active status as a certified public accountant requires him to stay current on pronouncements and advisory notices issued by accounting, auditing and tax regulatory boards and organizations. Mr. Hewatt has additional experience in providing management advisory, tax advisory and tax preparation services, which has provided him with a strong background in the Internal Revenue Code (the “Code”) and in dealing with the Internal Revenue Service. Mr. Hewatt has prepared and issued audit and management advisory reports to the boards of directors of his clients, whereby he has gained an understanding of the functioning of boards of directors and related committees. Mr. Hewatt’s clients have included public and private companies, governmental organizations and non-profit organizations.

Mr. Buchanan.    Mr. Buchanan acquired the Financial Expert Attributes primarily through his experience as a commercial banker in the real estate and homebuilding sectors, including serving as head of Bank of America’s national real estate group. Mr. Buchanan’s responsibilities as a banker required him to analyze and evaluate financial statements to make credit and lending decisions. In this regard, he developed significant expertise in understanding the integrity of the financial information used to prepare financial statements and how such information should be used to analyze and evaluate a company’s financial condition and its ability to meet its debt obligations. As head of the national real estate group at Bank of America, Mr. Buchanan also actively supervised others in conducting financial statement and financial condition analysis and evaluation.

As provided by the safe harbor contained in the SEC Rules, our audit committee financial experts will not be deemed “experts” for any purpose as a result of being so designated. Such designation does not impose on such persons any duties, obligations or liabilities that are greater than the duties, obligations and liabilities imposed on such persons as members of the Audit Committee or the Board of Directors in the absence of such designation, and such designation does not affect the duties, obligations or liabilities of any other member of the Audit Committee or the Board of Directors.

The Board also determined that Mr. Horton, a director nominee, is not independent because he is an executive officer.

Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers

In accordance with SEC Rules, the Audit Committee and the Board have adopted the Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers. The Board believes that these individuals must set an exemplary standard of conduct for D.R. Horton, particularly in the areas of accounting, internal accounting control, auditing and finance. The ethics code sets forth ethical standards the designated officers must adhere to and other aspects of accounting, auditing and financial compliance. The full text of the Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers has been posted to the Company’s website, www.drhorton.com, under the Investor Relations and Corporate Governance links. Information relating to any amendment to or waiver of a provision of the Code of Ethical Conduct for the CEO, CFO and Senior Financial Officers will be disclosed on the website within four business days of such amendment or waiver.

Corporate Code of Business Conduct and Ethics

The Board of Directors has adopted a Corporate Code of Business Conduct and Ethics for employees and directors of D.R. Horton in accordance with the NYSE Rules. The Board adopted the Corporate Code of

Business Conduct and Ethics to provide guidance to the Board and management in areas of ethical business conduct and risk and to provide guidance to employees and directors by helping them recognize and deal with ethical issues including, but not limited to, (i) conflicts of interest, (ii) corporate opportunities, (iii) confidentiality, (iv) fair dealing, (v) protection of corporate assets, (vi) compliance with rules and regulations, including insider trading of securities, and (vii) confidential reporting of unethical behavior and hotline telephone numbers. The Corporate Code of Business Conduct and Ethics can be found on the Company’s website under the Investor Relations and Corporate Governance links.

Complaint Procedures For Accounting, Internal Control, Auditing and Financial Matters

In accordance with SEC Rules, the Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints regarding accounting, internal control, auditing or financial matters (collectively, “Accounting Matters”) and (ii) the confidential, anonymous submission by employees of concerns regarding questionable Accounting Matters. The Audit Committee oversees treatment of complaints and concerns in this area. The full text of the Complaint Procedures For Accounting, Internal Control, Auditing and Financial Matters has been posted to the Company’s website under the Investor Relations and Corporate Governance links.

Executive Sessions of the Board of Directors

In accordance with the NYSE Rules, the non-management members of the Board of Directors have held and will continue to hold regularly scheduled executive sessions of these independent directors. Michael R. Buchanan, Chairman of the Nominating and Governance Committee and Presiding Director, presides at all meetings of the board at which the chairman is not present, including executive sessions of the independent directors. During fiscal 2018, the non-management directors met three times in executive session, without members of management present.

Communications with the Board of Directors and Stockholder Engagement

Stockholders and other interested parties who wish to contact any member of our Board may send their correspondence to the Chairman of the Nominating and Governance Committee, who also serves as the Presiding Director. Send communications to: Presiding Director c/o Thomas B. Montano, Vice President, Corporate Compliance Officer and Secretary, D.R. Horton, Inc., 1341 Horton Circle, Arlington, Texas 76011. Communications will be promptly forwarded to such Board member(s) or the Presiding Director as applicable. The Presiding Director is available for consultation and direct communications with larger shareholders, and reports these and all other communications to the Board on a quarterly basis. Further information may be obtained on the Company’s website under the Investor Relations and Corporate Governance links.

Our executive management team actively engages in communications throughout the year with stockholders of all ownership levels. Generally these communications involve participating in investor presentations and question and answer sessions, meeting with investors and stockholders one-on-one and in small groups, and responding to investor and stockholder letters, emails and telephone calls. Management’s discussions with stockholders and the investment community address numerous aspects of our business and matters of importance or concern to our stockholders. When investors or stockholders ask our executive team to share an observation, question or comment with our Board, they do, so that the Board can then consider the matter as part of its governance responsibilities.

Board Leadership Structure, Board’s Role in Risk Oversight and Board and Committee Meetings

Board Leadership Structure

Our Board of Directors operates under the leadership of our executive Chairman of the Board and founder, Donald R. Horton. Mr. Horton has been executive Chairman of the Board of the Company and its predecessor companies since 1978. We do not have a policy that requires the positions of Chairman of the Board and CEO be separated, but we have had a separate Chairman of the Board and CEO since 1998. We believe the separation of these positions is appropriate at this time as it allows our executive Chairman to focus on overall strategy and vision while leading the Board and the Company in overseeing key risk and management issues facing the Board and the Company. We further believe that Mr. Horton’s extensive experience in the homebuilding industry enables him to provide valuable insight and leadership to both the Board and the Company. Mr. Horton’s role as an executive officer also benefits the Board and the Company as he works with key officers of the Company to implement the Board’s strategies and oversight functions on a daily basis.

Our Nominating and Governance Committee, which is composed of four independent directors, oversees our corporate governance, and we have taken a number of measures that collectively provide for our effective corporate governance. Our independent directors meet regularly throughout the year in executive session to encourage open communication and discussion among the independent directors without the presence of management. The Presiding Director chairs these meetings, serves as liaison between the Chairman and the independent directors, and has the authority to call meetings of the independent directors. Overall, the Board is composed of four independent directors and one management director. The Board has designated four primary committees that are responsible for various duties of the Board or its Committees, as applicable. The four committees of the Board are the Nominating and Governance Committee, Audit Committee, Compensation Committee, and Executive Committee. The Committees of the Board are discussed in more detail under the heading “Committees of the Board” on page 17. Each of the Committee Chairs, the Presiding Director and Chairman are solicited for their input on meeting agendas for the Board.

Board’s Role in Risk Oversight

Our Board and Board Committees have overall risk oversight responsibility of the Company, but do not provide day-to-day risk management of the Company, which is the responsibility of our key officers and managers. The risk management process established and overseen by the Company’s executive management includes centralized corporate review of the market, real estate, financial, legal and environmental risks associated with each transaction and management approval of funds disbursed. Because of the manner in which the Board and Committees oversee risk, the Board’s role in risk oversight does not have an effect on the Board’s leadership structure. Risk oversight is reviewed in the risk areas of the Company listed below.

Homebuilding Operations.    Our ability to build and sell homes that meet buyer demand is heavily impacted by our ability to control, buy and develop land and lots in a cost effective manner. As a result, we use substantial financial resources to control, buy and develop land and lots. We control the amount of financial resources used in the acquisition of land and lots through a process which requires divisional, regional and corporate approval before financial resources are authorized for this purpose. Corporate approval includes review by corporate legal and accounting personnel and approval by our Chairman, CEO or executive officers. Our chief financial officer and chief legal officer both report to the Board regarding our process of reviewing, approving and funding land and lot acquisitions. We believe this process adequately manages the risk related to our land and lot acquisitions.

Financing and Liquidity.    Our financing and liquidity positions may fluctuate due to changes in the homebuilding industry and in home sales demand. Our Board oversees financing and liquidity risk by regularly monitoring our financial and liquidity position to ensure we maintain the financial resources needed to fund our homebuilding operations and other financing and operating expenses. At each quarterly meeting, management reviews information related to the Company’s financial and liquidity position with the Board, which includes projected short and long-term financing and liquidity needs. To further manage risk in this area, the Board approves a limit on the amount of debt and equity that may be repurchased each year. Any debt or equity issuance or debt or equity repurchase above the approved limit must be separately approved by the Board. We believe these procedures provide adequate risk oversight of financing and liquidity matters affecting the Company.

Financial Reporting, Internal Control and Regulatory Compliance.

Audit Committee Risk Oversight.    The Audit Committee of the Board provides risk oversight with respect to financial reporting, internal control over financial reporting, internal audit and related regulatory compliance matters. Each quarter, our Audit Committee discusses with our independent auditor its review of our interim financial information and, after our fiscal year-end, discusses its audit of our annual consolidated financial statements, including our procedures on internal control over financial reporting. Also, during the fiscal year, our Audit Committee meets in private session (without the presence of management) with our independent auditor to discuss any matters related to the audit of our annual consolidated financial statements and review of our internal control over financial reporting.

Each quarter, our Audit Committee meets with our director of internal audit and reviews the results of the internal audits of the Company’s operating divisions and other key control areas performed during the quarter. Each year, the Audit Committee reviews and approves the internal audit plan for the forthcoming fiscal year. The internal audit plan is designed using a risk-based approach focusing on key risk areas in the Company’s homebuilding and financial services operations and other key control areas. During the fiscal year, the Audit Committee meets in private session (without the presence of management) with our internal audit director.

Throughout the fiscal year, our Audit Committee invites guest speakers to give presentations on a variety of topics related to recent or anticipated changes to accounting rules and regulations, tax laws and regulations, corporate governance and financial reform rules and regulations. By staying informed, the Audit Committee is able to oversee the Company’s compliance with regulatory issues in these areas, and to discuss with management any actions necessary to maintain or become compliant with such regulatory matters.

Compensation Risk Oversight.    The Compensation Committee provides risk oversight with respect to compensation of the Company’s employees, including the named executive officers and other key officers, with the assistance of the Board. We regularly review the Company’s compensation policies and practices and believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. We believe we have established a short and long-term compensation program that properly incentivizes desired performance and mitigates inappropriate risk-taking. We believe the following compensation components help us achieve this balance:

Base Salary:	We set fixed base salaries in amounts that we believe are commensurate with the level of experience, responsibility and tenure of the executive. We believe that providing an appropriate base salary mitigates inappropriate risk-taking by providing a fixed and certain level of semi-monthly income.

Annual Bonus Plan:	With respect to our Chairman, CEO and COO, we provide annual incentive bonus opportunities based on various performance goals. Recent performance goals were based on pre-tax income. Our CFO is awarded an annual discretionary bonus based on his responsibilities. Final payout of these annual awards is at the discretion of the Compensation Committee. Their discretion can be used to alter payouts when the Committee believes levels achieved result in an inappropriate level of annual pay when balanced with the total compensation package and taking into consideration the Company’s and the executive’s performance. We believe we mitigate risk related to the annual performance goals through the approval process with respect to the final payout of these awards, the quarterly review of our financial statements by our management and through our internal control over financial reporting.

Long-Term Bonus Plan:	With respect to our Chairman, CEO, COO and CFO, we use a combination of equity awards in the form of performance restricted stock units and time-based restricted stock units to incentivize performance on key operational and financial goals important to the Company and its stockholders over a period longer than one fiscal year. We believe the long-term nature of these performance awards mitigates risk because the level of performance achieved is analyzed over a number of fiscal years (typically three), thereby allowing us to take into account any short-term or one-time events that may not be sustainable over a longer period.

Stock Options:	We use stock options as a component of long-term compensation to incent performance and to serve as a retention tool. We believe time-based vesting of our stock options creates a continuing incentive to grow value in the Company stock price, balancing out the risk taking incentives that might otherwise apply to performance-based options. We mitigate risk related to granting stock options by not granting stock options in coordination with the release of material non-public information. Further, we have several levels of review when stock options are approved and granted, including approval by the Compensation Committee and review by corporate legal, human resources and accounting personnel to ensure the terms of the stock options approved match the terms of the stock options issued. We have not issued stock options in the past three fiscal years.

Restricted Stock Units:	We use restricted stock units as a component of long-term compensation to incent performance and to serve as a retention tool. We believe time-based vesting of our restricted stock units creates a continuing incentive to grow value in the Company stock price, balancing out the risk taking incentives that might otherwise apply to performance-based units. We mitigate risk related to granting restricted stock units by not granting restricted stock units in coordination with the release of material non-public information. Further, we have several levels of review when restricted stock units are approved and granted, including approval by the Compensation Committee and review by corporate legal, human resources and accounting personnel to ensure the terms of the restricted stock units approved match the terms of the restricted stock units issued.

Performance Goals:	The Compensation Committee has selected a variety of short and long-term operating and financial performance goals to incent performance and to drive increased Company operating and financial results on these goals. The performance goals tied to the annual cash bonus and restricted stock unit bonus programs relate to consolidated pre-tax income, relative return on investment, relative gross profit, relative selling, general and administrative expense and relative total shareholder return. The Company has established appropriate controls around the determination of the components that define these goals which mitigate risk related to monitoring the actual performance of these goals.

Discretion and Clawback:	We further mitigate compensation risk by giving the Compensation Committee sole discretion to reduce the final payout on a portion of the total compensation awarded. The Compensation Committee maintains sole discretion to reduce the final payout for the Annual Bonus Plan. The Committee does not have sole discretion with respect to the annual salary, stock options and time-based restricted stock units because these items are fixed. Additionally, the Committee does not have discretion with respect to the performance-based restricted stock units.

Our executive officers are subject to the clawback provisions of the Sarbanes-Oxley Act. Our executive officers that receive performance-based compensation are subject to appropriate clawback provisions to comply with enacted federal legislation regarding clawback provisions on performance-based executive compensation.

Hedging Company Securities:	Our directors and executive officers are prohibited from engaging in short sales of our securities or from engaging in transactions designed to hedge the value of our securities held by them. Our directors and executive officers have not pledged as collateral any of our securities held by them.

Board Meetings

During our fiscal year ended September 30, 2018 (“fiscal 2018”), our Board of Directors held five meetings and acted twice by written consent. Each director attended at least 95% of the total Board and committee meetings for the committees on which he or she served during fiscal 2018. Executive sessions of our non-management directors, all of whom are independent, are regularly held. The sessions are scheduled and chaired by the Chairman of the Nominating and Governance Committee, who also acts as our Presiding Director. Although we do not have a policy with respect to director attendance at our annual meeting of stockholders, the 2018 Annual Meeting was attended by each of our directors.

Committees of the Board

The Board of Directors has four committees: the Executive Committee, the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The Board of Directors has adopted governing Charters for each of the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. Each of the Charters is posted on the Company’s website under the Investor Relations and Corporate Governance links.

Executive Committee

The Executive Committee, while the Board is not in session, possesses all of the powers and may carry out all of the duties of the Board of Directors in the management of the business of D.R. Horton that by state or federal law or the NYSE Rules may be delegated to it by the Board of Directors. During fiscal 2018, the Executive Committee was composed of Donald R. Horton.

Nominating and Governance Committee

The members of the Nominating and Governance Committee are Michael R. Buchanan, Barbara K. Allen, Brad S. Anderson and Michael W. Hewatt, with Mr. Buchanan serving as Chairman and Presiding Director. Each committee member has been determined by the Board to be independent in accordance with the NYSE Rules. During fiscal 2018, the Nominating and Governance Committee met six times and took one action by written consent, and each member attended at least 83% of the total Nominating and Governance Committee meetings.

The Nominating and Governance Committee Charter has been posted to the Company’s website under the Investor Relations and Corporate Governance links. The Nominating and Governance Committee’s primary purpose is to provide assistance to the Board of Directors in fulfilling its responsibility to the stockholders by:

•

identifying individuals qualified to become directors consistent with criteria approved by the Board and recommending to the Board the qualified candidates for directorships to be filled by the Board or by the stockholders;

•	developing and recommending to the Board a set of corporate governance principles applicable to the Company; and

•	overseeing the evaluation of the Board and key management.

Compensation Committee

The members of the Compensation Committee are Brad S. Anderson, Barbara K. Allen, Michael R. Buchanan and Michael W. Hewatt, with Mr. Anderson serving as Chairman. Each Compensation Committee member has been determined to be independent under the NYSE Rules, an “outside director” under Section 162(m) of the Code, and a “non-employee director” under Rule 16b-3 under the Exchange Act. During fiscal 2018, the Compensation Committee met eight times and took one action by written consent, and each member attended all of the meetings in person or by telephone conference.

The Compensation Committee Charter has been posted to the Company’s website under the Investor Relations and Corporate Governance links. The Charter provides that the Compensation Committee shall assist the Board of Directors in discharging its responsibility to the stockholders with respect to the Company’s compensation programs and compensation of the Company’s executive officers.

The Compensation Committee Charter also sets forth the responsibilities and duties of the committee with regard to reviewing the compensation for the CEO and other executive officers, monitoring incentive and equity-based compensation plans, preparing an annual report on executive compensation and reporting to the Board of Directors.

Audit Committee

The members of the Audit Committee are Michael W. Hewatt, Barbara K. Allen, Brad S. Anderson and Michael R. Buchanan, with Mr. Hewatt serving as Chairman. During fiscal 2018, the Audit Committee met four times and took no action by written consent, and each member attended all of the meetings in person or by telephone conference.

As discussed under the heading “Corporate Governance Standards” on page 8 of this Proxy Statement, each member of the Audit Committee has been determined by the Board to be “independent” and “financially literate” in accordance with NYSE Rules, the SEC Rules, and the corporate governance and independence standards adopted by the Board. Also, the Board has determined that both Mr. Buchanan and Mr. Hewatt are “audit committee financial experts” under such rules, regulations and standards as set forth in the Company’s Corporate Governance Principles posted on our website.

The Audit Committee operates pursuant to an Audit Committee Charter, which was approved and adopted by the Board of Directors and is posted to the Company’s website under the Investor Relations and Corporate Governance links. The duties and responsibilities of the Audit Committee are set forth in its Charter. The Audit Committee’s primary purposes are to:

•	assist the Board in fulfilling its oversight responsibilities relating to the:

•	integrity of the Company’s financial statements;

•	Company’s compliance with legal and regulatory requirements;

•	independent auditor’s qualifications and independence; and

•	performance of the Company’s internal audit function and independent auditor; and

•	prepare an Audit Committee report to be included in the Company’s annual proxy statement.

Further discussion regarding the Audit Committee’s processes and procedures regarding the Company’s audited consolidated financial statements for the year ended September 30, 2018 and other matters are discussed in the Audit Committee Report on page 60 of this Proxy Statement.

Compensation of Directors

Our Board of Directors approves the annual compensation and fees paid to our non-management directors, each of whom is listed in the “Director Compensation for Fiscal 2018” table. The Board has strived to set non-management director compensation at a reasonable level of cash and equity compensation. The total annual compensation of directors has varied primarily due to the granting of long-term equity awards in certain years. Our Chairman, a member of executive management, does not receive any compensation for serving on the Board of Directors.

Director Fees Paid in Cash.    In fiscal 2018, each non-management director received $15,000 for each Board meeting attended in person or by telephone conference, paid quarterly and not to exceed $60,000 per year. In addition, each non-management director who served on a committee of the Board of Directors received an annual fee of $5,000 per committee, paid quarterly, and each non-management director who served as the Chairman of a committee of the Board of Directors received an annual fee of $2,500 per committee, paid quarterly.

Director Retainer Fees Paid in Restricted Stock Units.    In the past, our non-management directors have received retainer fees paid in the form of restricted stock units that vest annually in equal installments over three years. In January 2016, Ms. Allen, Mr. Anderson, Mr. Buchanan and Mr. Hewatt each received 12,000 of such retainer fee restricted stock units.

Restricted Stock Units.    Each of our non-management directors received a grant of 2,350 restricted stock units in March 2018 as reflected in the Director Compensation table below. These restricted stock units vest ratably over five years. In November 2018, our fiscal year 2019, each of our non-management directors received a grant of 2,350 restricted stock units that vest ratably over five years. In addition, when a new non-management director joins our Board, the Board of Directors may award restricted stock units to the new non-management director.

Expenses and Health Care Plan.    Each non-management director is entitled to reimbursement for reasonable expenses relating to his or her service on the Board and any committee, including travel, meals and other related expenses. Each non-management director is eligible to participate in the Company’s broad-based health care plan and Ms. Allen, Mr. Anderson, Mr. Buchanan and Mr. Hewatt elected to participate in the plan in fiscal 2018.

Director Compensation for Fiscal 2018

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)	Option Awards(4)	All Other Compensation	Total
Barbara K. Allen	$75,000	$98,113	—	—	$173,113
Brad S. Anderson	$77,500	$98,113	—	—	$175,613
Michael R. Buchanan	$77,500	$98,113	—	—	$175,613
Michael W. Hewatt	$77,500	$98,113	—	—	$175,613

(1)	The Company pays director fees only to non-management directors.

(2)	Amounts represent non-management director fees paid in cash during fiscal 2018.

(3)

Amount represents the grant date fair value of $41.75 per unit for the 2,350 restricted stock units granted to each non-management director on March 7, 2018. The grant date fair value of the restricted stock units was determined in accordance with accounting guidance for share-based payments. The Company recognizes expense for these awards over the five-year vesting period.

As of September 30, 2018, each non-management director held the following number of unvested restricted stock units:

Name	Unvested Restricted Stock Units
Barbara K. Allen	9,922
Brad S. Anderson	9,922
Michael R. Buchanan	9,922
Michael W. Hewatt	9,922

(4)

The non-management directors did not receive stock option awards during fiscal 2018, fiscal 2017 or fiscal 2016. As of September 30, 2018, each non-management director held the following number of outstanding vested and unvested stock options:

	Outstanding Stock Options
Name	Vested	Unvested
Barbara K. Allen	—	1,667
Brad S. Anderson	30,000	—
Michael R. Buchanan	5,000	—
Michael W. Hewatt	8,000	—

BENEFICIAL OWNERSHIP OF COMMON STOCK

Management

The following table shows the beneficial ownership of the common stock of D.R. Horton as of November 26, 2018 by (i) each director, (ii) each named executive officer, and (iii) all directors and executive officers as a group. Unless stated otherwise, the shares are owned directly and the named beneficial owners possess sole voting and investment power with respect to the shares set forth in the table. The address for each beneficial owner in the table below is c/o D.R. Horton, Inc., 1341 Horton Circle, Arlington, Texas 76011.

	Amount and Nature of Common Stock Beneficially Owned(1)
Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class(2)
Donald R. Horton†	24,437,616	(3)	6.53%
Barbara K. Allen	9,650		*
Brad S. Anderson	66,191		*
David V. Auld†	579,181		*
Michael R. Buchanan	30,243		*
Michael W. Hewatt	20,000		*
Michael J. Murray†	289,101		*
Bill W. Wheat†	341,180		*
All directors and executive officers as a group (8 persons)	25,773,162		6.87%

*	Less than 1%.

†	A named executive officer.

(1)

Beneficial ownership includes the following shares that the executive officers and directors could acquire by exercising stock options on or within 60 days after November 26, 2018: Mr. Horton: 900,000, Mr. Anderson: 30,000, Mr. Auld: 240,000, Mr. Buchanan: 5,000, Mr. Hewatt: 8,000, Mr. Murray: 209,000, and Mr. Wheat: 220,000.

The beneficial ownership also includes the following restricted stock units that vest on or within 60 days after November 26, 2018: Ms. Allen: 4,000, Mr. Anderson: 4,000, Mr. Buchanan: 4,000, and Mr. Hewatt: 4,000.

For all directors and executive officers as a group, these stock options and restricted stock units represent an aggregate of 1,628,000 shares.

(2)

The percentages are calculated based on 373,561,443 issued and outstanding shares on November 26, 2018. For each person, separately, his or her percentage was calculated by including his or her stock options and restricted stock units set forth in note (1) in both the numerator and denominator, and for the group, the percentage was calculated by including the 1,628,000 stock options and restricted stock units set forth in note (1) in both the numerator and denominator.

(3)

These shares do not include (i) 3,490,460 shares directly owned by Donald Ryan Horton, an adult son of Mr. Horton, (ii) 3,461,366 shares directly owned by Douglas Reagan Horton, an adult son of Mr. Horton, (iii) 1,368,005 shares held by the Martha Elizabeth Horton Trust, and (iv) 1,499,984 shares held by the Donald Ray Horton Trust. Mr. Horton disclaims any beneficial interest in these shares. These trusts were established by Mr. Horton and his wife for the benefit of their descendants. Terrill J. Horton serves as the sole trustee of these trusts. Terrill J. Horton is a retired director of the Company and the brother of Donald R. Horton.

Certain Other Beneficial Owners

Based on Schedule 13G filings under the Exchange Act, available as of November 26, 2018, the only other known beneficial owners of more than 5% of D.R. Horton common stock outstanding were the following.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent(3)
The Vanguard Group(1)	35,571,264	9.52%
100 Vanguard Blvd.
Malvern, Pennsylvania 19355

BlackRock, Inc.(2)	30,757,940	8.23%
55 East 52nd Street
New York, New York 10055

(1)

Based solely upon information contained in the most recently filed Schedule 13G/A of The Vanguard Group, filed with the SEC on February 9, 2018, reflecting beneficial ownership as of December 31, 2017. According to this Schedule 13G/A, The Vanguard Group had sole voting power for 483,983 of these shares, shared voting power for 71,198 of these shares, sole dispositive power for 35,024,447 of these shares and shared dispositive power for 546,817 of these shares.

(2)

Based solely upon information contained in the most recently filed Schedule 13G/A of BlackRock, Inc., filed with the SEC on February 1, 2018, reflecting beneficial ownership as of December 31, 2017. According to this Schedule 13G/A, BlackRock, Inc. had sole voting power for 27,423,912 of these shares, no shared voting power, sole dispositive power for 30,757,940 of these shares and no shared dispositive power.

(3)	The percentages are calculated based on 373,561,443 issued and outstanding shares at November 26, 2018.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Our Compensation Committee strives to design a fair and competitive compensation program for executive officers that will attract, motivate and retain highly qualified and experienced executives, reward superior performance and provide incentives that are based on the performance of the Company, with an overall emphasis on maximizing our long-term stockholder value. Our executive compensation program consists of several components, including base salaries, cash bonuses, performance-based equity awards, time-based equity awards, deferred compensation plans and retirement benefits. This compensation discussion and analysis provides information regarding our compensation objectives, the relationship between the components of our compensation program and our objectives, and factors considered by the Compensation Committee in establishing compensation levels for our named executive officers. Our fiscal 2018 named executive officers are:

•	Donald R. Horton, Chairman of the Board;

•	David V. Auld, President and Chief Executive Officer;

•	Michael J. Murray, Executive Vice President and Chief Operating Officer; and

•	Bill W. Wheat, Executive Vice President and Chief Financial Officer.

Executive Summary – Key Operating and Financial Results

The homebuilding business requires long-term planning and implementation of operating strategies over several years to deliver successful operating and financial results. Accordingly, in the table below and summary that follows, we set forth key operating and financial results of the Company for fiscal years 2018, 2017 and 2016. For the 17th consecutive fiscal year, we closed more homes than any other homebuilder in the United States. Our pre-tax income increased in fiscal 2018 compared to fiscal 2017 and 2016, and we believe our business is well-positioned for the future based on our land and finished lot position, inventory of available homes, strong balance sheet and liquidity position and broad geographic operating base. The fiscal 2018 compensation received by our executives reflects their contribution to the Company’s improved financial and operating results.

Key results in fiscal years 2018, 2017 and 2016:

	As of and for the Fiscal Year Ended September 30,
Key Result	2018	2017	2016
Homes Closed	51,857	45,751	40,309
Revenues	$16.1 billion	$14.1 billion	$12.2 billion
Pre-Tax Income	$2.1 billion	$1.6 billion	$1.4 billion
Pre-Tax Income as a Percentage of Revenues	12.8%	11.4%	11.1%
SG&A Expense as a Percentage of Revenues	10.4%	10.4%	10.9%
Homebuilding Return on Inventory	20.2%	16.6%	15.4%
Stockholders’ Equity	$9.0 billion	$7.7 billion	$6.8 billion
Book Value per Common Share	$23.88	$20.66	$18.21
Common Stock Price	$42.18	$39.93	$30.20
Cash Dividends Declared per Common Share	$0.50	$0.40	$0.32
Ratio of Homebuilding Debt to Total Capital	21.4%	24.0%	29.2%
Total Market Capitalization	$15.9 billion	$15.0 billion	$11.2 billion

Key operating and financial results for fiscal 2018, as compared to fiscal 2017 were as follows:

•	Homes closed increased 13% to 51,857 homes in fiscal 2018 compared to 45,751 homes in fiscal 2017;

•	Revenues increased 14% to $16.1 billion in fiscal 2018 compared to $14.1 billion in fiscal 2017;

•	Pre-tax income increased 29% to $2.1 billion in fiscal 2018 from $1.6 billion in fiscal 2017;

•	Pre-tax income as a percentage of revenues improved to 12.8% in fiscal 2018 from 11.4% in fiscal 2017;

•	SG&A expense as a percentage of revenues was 10.4% in both fiscal 2018 and 2017;

•	Homebuilding return on inventory improved to 20.2% in fiscal 2018 from 16.6% in fiscal 2017;

•	Stockholders’ equity increased 16% to $9.0 billion at September 30, 2018 compared to $7.7 billion at September 30, 2017;

•

Book value per common share (stockholders’ equity divided by the number of common shares outstanding at the end of each fiscal year) increased 16% to $23.88 per share at September 30, 2018 from $20.66 per share at September 30, 2017;

•	The Company’s closing stock price increased 6% to $42.18 at September 30, 2018 from $39.93 at September 30, 2017. During fiscal 2018, our stock price ranged from $38.58 to $53.32; and

•	Homebuilding debt to total capital was 21.4% at September 30, 2018, compared to 24.0% at September 30, 2017.

The improvement in our operating and financial results over the last three fiscal years reflects a consistent focus on the fundamentals of our business across the markets in which we operate. We manage our business at the community level in each of our markets to achieve an optimal balance of sales pace and pricing to maximize the returns on our inventory investments. For a more detailed discussion of our fiscal 2018 financial results, including the calculation of homebuilding return on inventory and homebuilding debt to total capital, please see the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on pages 27 through 62 of our Annual Report on Form 10-K filed with the SEC on November 16, 2018.

Advisory Vote and Process for Determining Compensation

2018 Advisory Vote on Executive Compensation

At our last Annual Meeting of Stockholders held on January 24, 2018, our stockholders voted in favor of a resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in our Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders. Approximately 95.50% of votes cast voted in favor of the advisory vote on executive compensation. The Compensation Committee evaluated the results of the 2018 advisory vote and did not make any changes to our executive compensation program and policies as a result of the vote.

Authority and Role of Compensation Committee

Our Compensation Committee evaluates performance, approves compensation for our Chairman and our CEO and makes compensation recommendations to the Board with respect to other named executive officers. The Compensation Committee also administers our equity programs, which include awards under our 2006 Stock Incentive Plan and all other compensation plans that are intended to qualify as performance-based. Our equity and compensation plans are discussed under the heading “Incentive Bonus Plans” on page 40. Our Compensation Committee has the authority to delegate any or all of its responsibilities to a subcommittee of the Compensation Committee comprised of at least two members and, in certain other circumstances, to any other committee of directors of the Company. The duties of the Compensation Committee are summarized under the heading “Compensation Committee” on page 17 and are more fully set forth in the Compensation Committee Charter, which is available on our website under the Investor Relations and Corporate Governance links.

Role of Chairman and Chief Executive Officer

Our Chairman and our CEO review and discuss salary and bonus compensation of our other named executive officers and our Chairman makes recommendations to the Compensation Committee regarding the compensation of our executive officers, other than for himself. The Compensation Committee considers these recommendations when making its recommendations to the Board. At the request of the Compensation Committee, our Chairman also provides a recommendation concerning the annual base salary and incentive bonus program for our CEO.

Review of Compensation

We review the compensation of our executive officers on a regular basis. With respect to fiscal 2018 executive compensation, the Compensation Committee formally met in October, November and December of 2017, and in January, March, April, July, September, October, November and December of 2018 to review and discuss compensation matters. In addition, the Compensation Committee has discussions with management during the year regarding these matters. To assist the Compensation Committee, the Company engages the services of Equilar, a leading third-party provider of financial and executive compensation data. Utilizing the data provided by Equilar, the committee reviews the compensation of executives of publicly-traded companies, including our peer group and other public companies within a range of our market capitalization and industrial classification code. The scope of Equilar’s services during fiscal 2018 was limited to providing access to its database to the Compensation Committee and discussing database issues with the Compensation Committee. Equilar did not advise the Compensation Committee on its executive compensation programs or decisions. The Compensation Committee does not otherwise engage any other compensation consultant to advise it on executive compensation matters.

The Compensation Committee exercises its judgment when reviewing and setting the total mix of compensation related to short- and long-term awards and cash and equity awards rather than relying on a set formula or percentage allocation. The Compensation Committee believes an important part of an executive’s value is helping the Company achieve its business objectives when housing market conditions change. Accordingly, when determining the mix of compensation, the Compensation Committee considers the ability of the executive to assist the Company in achieving its business objectives as well as each executive’s experience and role at the Company.

Fiscal 2018 – Outline of Executive Compensation Actions

For fiscal 2018, the Compensation Committee took actions on matters related to executive compensation as outlined below. These executive compensation components are discussed in more detail under the referenced headings in this “Compensation Discussion and Analysis” section.

Base Salaries – The Board and Compensation Committee set and paid base salaries. See the heading “Base Salaries – Named Executive Officers” on page 26.

Short-Term Incentive Bonuses – The Compensation Committee established and approved annual short-term incentive bonuses for Mr. Horton, Mr. Auld and Mr. Murray based on semi-annual pre-tax income. For fiscal 2018, Mr. Horton was eligible to earn a maximum short-term incentive bonus of 0.6% of pre-tax income, which resulted in cash payments to him of $5,016,391 for the semi-annual period ended March 31, 2018 and $7,343,401 for the semi-annual period ended September 30, 2018, for a total incentive bonus of $12,359,792. For fiscal 2018, Mr. Auld was eligible to earn a maximum short-term incentive bonus of 0.4% of pre-tax income, which resulted in cash payments to him of $3,344,261 for the semi-annual period ended March 31, 2018 and $4,895,601 for the semi-annual period ended September 30, 2018, for a total incentive bonus of $8,239,862. For fiscal 2018, Mr. Murray was eligible to earn a maximum short-term incentive bonus of 0.15% of pre-tax income, which resulted in cash payments to him of $1,254,098 for the semi-annual period ended March 31, 2018 and $1,835,850 for the semi-annual period ended September 30, 2018, for a total incentive bonus of $3,089,948. Mr. Wheat was paid cash discretionary bonuses for the semi-annual periods ended March 31, 2018 and September 30, 2018 in the amounts of $500,000 and $1,000,000, respectively, for a total incentive bonus of $1,500,000. See the headings “2018 Fiscal Year – Annual Incentive Bonus” on page 27 and “2018 Fiscal Year – Annual Incentive Bonus Results and Payout” on page 28.

Long-Term 2021 Performance and Time-Based Restricted Stock Units (RSUs) – In November 2018, the Compensation Committee granted to Mr. Horton, Mr. Auld, Mr. Murray and Mr. Wheat Performance RSUs that vest based on performance against four goals over the three-year performance period beginning October 1, 2018 and ending September 30, 2021. Mr. Horton was awarded a target amount of 200,000 Performance RSUs, Mr. Auld was awarded a target amount of 100,000 Performance RSUs, and Mr. Murray and Mr. Wheat were each awarded a target amount of 30,000 Performance RSUs. See the heading “2019 Fiscal Year – Award of 2021 Performance Restricted Stock Units – Potential Vesting at September 30, 2021” on page 39.

Long-Term Restricted Stock Units – The Compensation Committee approved and granted time-based vesting RSUs to our executive officers and key employees in fiscal 2018 and fiscal 2019. See the headings “2018 Fiscal Year – Award of Restricted Stock Units – Time-Based Vesting” on page 38 and “2019 Fiscal Year –Award of Restricted Stock Units – Time-Based Vesting” on page 39.

Settlement of Long-Term 2018 Performance Restricted Stock Units (RSUs) – Based on the Company’s performance during the three-year period from October 1, 2015 to September 30, 2018, Mr. Horton earned 212,500 shares of common stock (106.25% of target), Mr. Auld earned 106,250 shares of common stock (106.25% of target) and Mr. Murray earned 31,875 shares of common stock (106.25% of target). For additional information on the 2018 Performance RSUs, which were granted in fiscal 2016, see the heading “2018 Performance Restricted Stock Units – Ranking Results and Vesting at September 30, 2018” on page 29.

Executive Compensation Objectives

Our primary compensation objectives are to:

•	motivate and retain highly qualified and experienced executives;

•	award compensation that recognizes valuable short and long-term individual performance as well as the Company’s overall performance; and

•	align our executives’ interests with those of our stockholders with the goal of maximizing long-term stockholder value.

As a leading national homebuilding company, we employ key executives who have delivered strong results in a competitive and challenging homebuilding market. Our key executives have experience in both up and down cycles in the homebuilding industry. The Compensation Committee considers this type of experience to be very valuable due to the cyclical nature of the homebuilding industry. Because of the past performance of our key executives, they may encounter other professional opportunities due to the extensive experience gained during their employment with us. We believe that to maintain our position as a leader in the homebuilding industry and to serve our stockholders’ interests, the Company must provide executive compensation programs that continually motivate and are effective in retaining our executives. As a result, we provide competitive compensation packages to retain our executives.

With the goal of maximizing long-term stockholder value, we believe it is important to have a significant portion of executive compensation tied to attaining both short and long-term performance goals. In addition to the financial performance of the Company, we also consider certain objective and subjective factors when reviewing an executive’s value. These factors include the number of years with the Company, significance of job function, ability to analyze and make effective decisions regarding significant business and financial objectives, effectiveness of their work as part of the executive management team and their ability to lead our employees. By placing importance on these qualities, we are aligning individual and corporate performance with the compensation that is ultimately paid for performance. Due to the significant number of years of dedicated service our executives have with us, the Board of Directors and Compensation Committee have chosen not to pursue written employment agreements with our executives. Based on the Compensation Committee’s continual review of market trends occurring in our industry, we believe our cash and equity compensation programs are effective in allowing us to motivate and retain our executives.

Use of Compensation Peer Group Data

The Compensation Committee utilizes compensation data from our peer group of publicly-traded homebuilding companies to analyze compensation decisions in light of current market conditions and practices and to ensure that our compensation decisions are reasonable in comparison to our peer group and the value of our executives to the Company. However, the Compensation Committee does not attempt to position compensation at any specified level or ranking within our peer group. In fiscal 2018, the peer group compensation data was compiled by the Compensation Committee Chairman and the Company’s Corporate Counsel and Secretary using information from Equilar’s database and from the data in executive compensation discussions and tables in publicly filed proxy statements. When determining peer group averages, rankings and medians, we include our Company and each company in our peer group in the rankings and computations. Our peer group may change from year to year based on the discretion of the Compensation Committee or other events such as mergers and acquisitions. Our Compensation Committee considers factors such as market capitalization, competition in our markets and mergers and consolidations when determining our peer group. For fiscal 2018, our peer group consisted of the following publicly-traded homebuilding companies that had market capitalizations ranging from approximately $1.6 billion to $15.1 billion at September 30, 2018. Our market capitalization on that date was $15.9 billion.

Peer Group
KB Home	PulteGroup
Lennar	Taylor Morrison
M.D.C. Holdings	Toll Brothers
Meritage Homes	TRI Pointe Group
NVR

CalAtlantic Group was removed from our peer group following its merger with Lennar in February of 2018.

Components of Compensation

Base Salaries – Named Executive Officers

Base salaries for our executive officers provide a fixed or base level of compensation. When setting base salaries for our executives, we considered the following factors:

•	level of experience, responsibility and tenure;

•	national scope of the Company’s operations;

•	contributions to achievements of the Company’s operating objectives;

•	amount of fixed cash compensation considered appropriate to retain the executive’s services;

•	average and median base salaries of comparable executives in our peer group; and

•	recommendations of our Chairman and our CEO, other than for themselves.

Base salaries for our named executive officers for fiscal 2017, 2018, and 2019 are set forth in the following table:

	Base Salary
Name	2017	2018	2019
Donald R. Horton	$1,000,000	$1,000,000	$1,000,000
David V. Auld	$700,000	$700,000	$700,000
Michael J. Murray	$500,000	$500,000	$500,000
Bill W. Wheat	$500,000	$500,000	$500,000

Base salaries for each of our executive officers have remained unchanged for fiscal years 2017, 2018 and 2019. Base salary levels generally fell at the low end of salaries for comparable positions in our peer group, but we believe that these salaries provide a competitive level of fixed compensation to incent and retain each executive’s services.

When determining named executive officer base salaries, the Compensation Committee did not assign specific weight to the factors listed under the heading “Base Salaries – Named Executive Officers,” did not assign a specific ranking that base salaries should be within the peer group and did not use a percentage or ratio that the base salaries should be in relation to total compensation.

2018 Fiscal Year – Annual Incentive Bonus

Chairman, Chief Executive Officer and Chief Operating Officer.    During fiscal 2018, in furtherance of our compensation philosophy to award incentive bonuses based on performance, Mr. Horton, Mr. Auld and Mr. Murray each had the opportunity to earn a performance bonus based on the amount of pre-tax income earned by the Company during the year.

“Pre-tax income” means consolidated income before income taxes, as publicly reported by the Company in its consolidated financial statements prepared in accordance with generally accepted accounting principles.

This annual incentive bonus incentivizes Mr. Horton, Mr. Auld and Mr. Murray to help the Company generate pre-tax income. The pre-tax income performance goal focuses our executives on improving the components of pre-tax income, namely, increasing revenues and controlling our cost of sales and selling, general and administrative (“SG&A”) expenses.

The maximum percentage of pre-tax income that could be earned under the annual incentive bonus opportunity for fiscal 2018 was as follows:

		Maximum Bonus Potential
Name	Fiscal 2018 Performance Goal	1st Semi-Annual Period	2nd Semi-Annual Period
Donald R. Horton	Pre-Tax Income	0.6%	0.6%
David V. Auld	Pre-Tax Income	0.4%	0.4%
Michael J. Murray	Pre-Tax Income	0.15%	0.15%

The 1st semi-annual period was the six months ended March 31, 2018 (first and second quarters of fiscal 2018) and the 2nd semi-annual period was the six months ended September 30, 2018 (third and fourth quarters of fiscal 2018). The hurdle or threshold for achieving an annual incentive bonus was the attainment of pre-tax income. If no pre-tax income was attained, then no bonus would be paid under the annual incentive bonus opportunity. The bonuses paid under this program are paid in cash.

At the beginning of fiscal 2018, the Compensation Committee decided to continue to use 0.6% of pre-tax income for Mr. Horton, 0.4% for Mr. Auld and 0.15% for Mr. Murray as the maximum bonus under this performance goal. The Committee’s decision was based on its determination that if the maximum bonus was paid as calculated on estimated projections of the Company’s pre-tax income, the amount would be reasonable in relation to the goal achieved and reasonable in relation to the Company’s goal of containing overall SG&A expense.

The percentage chosen for the annual incentive bonus opportunity is not based on any formulaic methodology. For fiscal 2018, the Compensation Committee believed that by using a percentage of pre-tax income, we would incent our Chairman, CEO and COO to achieve higher levels of pre-tax income which aligns their interests with those of our stockholders. By using annual pre-tax income as a performance goal, we balanced the mix of short-term performance period compensation with the long-term performance period compensation of restricted stock units. Because the selection of 0.6%, 0.4% and 0.15% as the maximum percentages was a subjective determination, and not one based on any formulaic method or benchmark other than as described herein, the Compensation Committee maintained the right to use its discretion to adjust downward the amount to be paid for this award. The Compensation Committee did not use its discretion to adjust the bonus payouts for fiscal 2018.

2018 Fiscal Year – Annual Incentive Bonus Results and Payout

The table below sets forth the Company’s pre-tax income (“PTI”) and the annual incentive bonuses paid in cash for fiscal 2018 to Mr. Horton, Mr. Auld and Mr. Murray:

		Donald R. Horton Chairman		David V. Auld Chief Executive Officer		Michael J. Murray Chief Operating Officer
Semi-Annual Period	PTI	Maximum Bonus Percentage	Bonus Paid	Maximum Bonus Percentage	Bonus Paid	Maximum Bonus Percentage	Bonus Paid

1st Semi-Annual Period Ended March 31, 2018	$836,065,170	0.6%	$5,016,391	0.4%	$3,344,261	0.15%	$1,254,098

2nd Semi-Annual Period Ended September 30, 2018	$1,223,900,232	0.6%	$7,343,401	0.4%	$4,895,601	0.15%	$1,835,850

Annual Amount	$2,059,965,402	0.6%	$12,359,792	0.4%	$8,239,862	0.15%	$3,089,948

2018 Fiscal Year – Annual Discretionary Bonus

Chief Financial Officer – Mr. Wheat.    During 2018, the Board of Directors approved discretionary bonuses for Mr. Wheat on a semi-annual basis. For the first semi-annual period ended March 31, 2018, Mr. Wheat received a $500,000 bonus, and for the second semi-annual period ended September 30, 2018, he received a $1,000,000 bonus, for a total bonus of $1,500,000 which was paid in cash. Mr. Wheat’s fiscal 2018 discretionary bonus of $1,500,000 was $200,000 more than the bonuses he received in the prior year.

The increase to Mr. Wheat’s bonus was discretionary, but factors considered were the financial and operating performance by the Company in fiscal 2018, which included higher levels of profitability in fiscal 2018 compared to fiscal 2017 and the individual performance of Mr. Wheat in his areas of responsibility. The process of awarding a discretionary bonus to Mr. Wheat included review and consideration by our Chairman and CEO. Our Chairman made a recommendation to the Compensation Committee who then considered the recommendation and made a recommendation to the Board of Directors. The discretionary bonus was not based on specific quantitative formulas, percentages or numerical weightings, but rather was related to subjective evaluations of the Company’s level of profitability relative to the prior year, job performance and the level of retention risk related to the Company’s ability to continue to employ Mr. Wheat as our CFO. The amount of discretionary bonus awarded to Mr. Wheat was not benchmarked or tied to any other performance metrics or pay of similar executives at peer companies, although the Compensation Committee did review the pay of chief financial officers in our peer group.

Mr. Wheat’s responsibilities within the Company were considered when determining the amount of his discretionary bonus. As Executive Vice President and CFO, Mr. Wheat works closely with our Chairman, CEO and COO in setting operational and financial strategies for our operations, communicating and implementing such strategies across the Company, analyzing and monitoring the Company’s performance and reviewing and approving investments in land and lots. These operational strategies include our homebuilding and financial services business plans and incentive compensation, land and lot investment criteria, level of homes in inventory, expense levels, capital structure and liquidity goals, among others. Mr. Wheat also provides executive management direction and oversight to the financial services operations and serves as a director on the boards of the Company’s mortgage and insurance subsidiaries.

Mr. Wheat has direct responsibility for the Company’s financial management and financial reporting process, including the Company’s financial projections and cash forecasts, the effectiveness and integrity of the Company’s financial, internal and disclosure controls and procedures, and compliance with all applicable financial reporting rules and regulations for public companies. Mr. Wheat is also directly responsible for providing executive management oversight of the Company’s accounting, management reporting, internal audit, finance, treasury, tax, information technology and human resources functions. Additionally, Mr. Wheat is directly involved in the Company’s investor relations process, including interactions with investors in the Company’s equity and debt securities and industry research analysts. He also assists in the executive management oversight of the Company’s public communications, marketing and corporate purchasing functions.

2018 Performance Restricted Stock Units – Ranking Results and Vesting at September 30, 2018

Chairman, Chief Executive Officer and Chief Operating Officer.    In November 2018, Mr. Horton received 212,500 shares of common stock based on a target number of 200,000 performance restricted stock units (“2018 Performance RSUs”) granted in November 2015. Mr. Auld received 106,250 shares of common stock based on a target number of 100,000 2018 Performance RSUs granted. Mr. Murray received 31,875 shares of common stock based on a target number of 30,000 2018 Performance RSUs granted. The performance period for the 2018 Performance RSUs was the three-year period of October 1, 2015 to September 30, 2018 (the “2018 Performance Period”). The 2018 Performance RSUs vested based on the following four performance goals (“Performance Goals”):

Performance Goal	Performance Comparison	Weighting to Total Award
Relative TSR	S&P 500 Index TSR	25%
Relative ROI	Peer Group	25%
Relative SG&A	Peer Group	25%
Relative GP	Peer Group	25%

TSR:

means “total shareholder return” (stock price increases and decreases plus dividends) of the Company over the 2018 Performance Period as determined by Standard and Poor’s using the same methodology used by Standard and Poor’s in preparing the stock performance graph included each year in the Company’s Form 10-K.

ROI:	means “return on investment” which is consolidated pre-tax income or loss divided by average total assets over the 2018 Performance Period.

SG&A:	means consolidated “selling, general and administrative expense” (including corporate general and administrative expenses) as a percentage of consolidated revenues over the 2018 Performance Period.

GP:	means “gross profit” defined as homebuilding revenues minus homebuilding cost of sales, including inventory and land option charges, divided by homebuilding revenues over the 2018 Performance Period.

The following table sets forth the potential performance adjustments that could have been made to the 2018 Performance RSUs based on the final performance rankings of the peer group and the Company.

2018 Performance RSUs

Potential Performance Adjustments as a Percentage of Target

Donald R. Horton

TSR Portion of Award (weighted 25% of target award)
Company TSR Relative to S&P 500 Index TSR	Payout	Number of Performance RSUs Awarded
Percentage Points Below Index:
10 Percentage Points		zero
9 Percentage Points	Threshold	5,000
8 Percentage Points		10,000
7 Percentage Points		15,000
6 Percentage Points		20,000
5 Percentage Points		25,000
4 Percentage Points		30,000
3 Percentage Points		35,000
2 Percentage Points		40,000
1 Percentage Point		45,000
Equal to S&P 500 Index TSR	. Target	50,000	(1)
Percentage Points Above Index:
1 Percentage Point		55,000
2 Percentage Points		60,000
3 Percentage Points		65,000
4 Percentage Points		70,000
5 Percentage Points		75,000
6 Percentage Points		80,000
7 Percentage Points		85,000
8 Percentage Points		90,000
9 Percentage Points		95,000
10 Percentage Points	Maximum	100,000

ROI, SG&A and GP Portions of Award (each weighted 25% of target award)
Performance Level Compared to Peer Group	Payout	Number of Performance RSUs Awarded
11th Place		zero
10th Place	Threshold	25,000
9th Place		50,000
8th Place		75,000
7th Place		100,000
6th Place		125,000
5th Place	Target	150,000	(2)
4th Place		187,500
3rd Place		225,000
2nd Place		262,500
1st Place	Maximum	300,000

(1)	Target number listed is 25% of the total target number of 200,000 and other numbers are 25% of the other possible performance adjustments from the target.

(2)	Target number listed is 75% of the total target number of 200,000 and other numbers are 75% of the other possible performance adjustments from the target.

2018 Performance RSUs

Potential Performance Adjustments as a Percentage of Target

David V. Auld

TSR Portion of Award (weighted 25% of target award)
Company TSR Relative to S&P 500 Index TSR	Payout	Number of Performance RSUs Awarded
Percentage Points Below Index:
10 Percentage Points		zero
9 Percentage Points	Threshold	2,500
8 Percentage Points		5,000
7 Percentage Points		7,500
6 Percentage Points		10,000
5 Percentage Points		12,500
4 Percentage Points		15,000
3 Percentage Points		17,500
2 Percentage Points		20,000
1 Percentage Point		22,500
Equal to S&P 500 Index TSR	Target	25,000	(1)
Percentage Points Above Index:
1 Percentage Point		27,500
2 Percentage Points		30,000
3 Percentage Points		32,500
4 Percentage Points		35,000
5 Percentage Points		37,500
6 Percentage Points		40,000
7 Percentage Points		42,500
8 Percentage Points		45,000
9 Percentage Points		47,500
10 Percentage Points	Maximum	50,000

ROI, SG&A and GP Portions of Award (each weighted 25% of target award)
Performance Level Compared to Peer Group	Payout	Number of Performance RSUs Awarded
11th Place		zero
10th Place	Threshold	12,500
9th Place		25,000
8th Place		37,500
7th Place		50,000
6th Place		62,500
5th Place	Target	75,000	(2)
4th Place		93,750
3rd Place		112,500
2nd Place		131,250
1st Place	Maximum	150,000

(1)	Target number listed is 25% of the total target number of 100,000 and other numbers are 25% of the other possible performance adjustments from the target.

(2)	Target number listed is 75% of the total target number of 100,000 and other numbers are 75% of the other possible performance adjustments from the target.

2018 Performance RSUs

Potential Performance Adjustments as a Percentage of Target

Michael J. Murray

TSR Portion of Award (weighted 25% of target award)
Company TSR Relative to S&P 500 Index TSR	Payout	Number of Performance RSUs Awarded
Percentage Points Below Index:
10 Percentage Points		zero
9 Percentage Points	Threshold	750
8 Percentage Points		1,500
7 Percentage Points		2,250
6 Percentage Points		3,000
5 Percentage Points		3,750
4 Percentage Points		4,500
3 Percentage Points		5,250
2 Percentage Points		6,000
1 Percentage Point		6,750
Equal to S&P 500 Index TSR	Target	7,500	(1)
Percentage Points Above Index:
1 Percentage Point		8,250
2 Percentage Points		9,000
3 Percentage Points		9,750
4 Percentage Points		10,500
5 Percentage Points		11,250
6 Percentage Points		12,000
7 Percentage Points		12,750
8 Percentage Points		13,500
9 Percentage Points		14,250
10 Percentage Points	Maximum	15,000

ROI, SG&A and GP Portions of Award (each weighted 25% of target award)
Performance Level Compared to Peer Group	Payout	Number of Performance RSUs Awarded
11th Place		zero
10th Place	Threshold	3,750
9th Place		7,500
8th Place		11,250
7th Place		15,000
6th Place		18,750
5th Place	. Target	22,500	(2)
4th Place		28,125
3rd Place		33,750
2nd Place		39,375
1st Place	Maximum	45,000

(1)	Target number listed is 25% of the total target number of 30,000 and other numbers are 25% of the other possible performance adjustments from the target.

(2)	Target number listed is 75% of the total target number of 30,000 and other numbers are 75% of the other possible performance adjustments from the target.

As set forth in the rankings tables above, the target number of 2018 Performance RSUs could have been increased to a maximum of 400,000 for Mr. Horton, 200,000 for Mr. Auld and 60,000 for Mr. Murray upon maximum achievement of each of the four Performance Goals and decreased to a minimum of zero for Mr. Horton, Mr. Auld and Mr. Murray in the event of below threshold achievement of each of the four Performance Goals. For the 2018 Performance RSUs, the Company’s peer group consisted of the following publicly-traded homebuilding companies: Beazer Homes USA, Hovnanian Enterprises, KB Home, Lennar, M.D.C. Holdings, Meritage Homes, NVR, PulteGroup, and Toll Brothers. When the 2018 Performance RSUs were granted, CalAtlantic Group was included in the peer group. When CalAtlantic Group merged into Lennar in February 2018, they were removed from the peer group. Each 2018 Performance RSU represented the contingent right to receive one share of common stock if vesting was satisfied. The 2018 Performance RSUs had no rights to dividends or voting prior to vesting and payout in common stock.

Vesting of the 2018 Performance RSUs with respect to the TSR Performance Goal was determined after the 2018 Performance Period based on a comparison of the Company’s TSR to the S&P 500 Index’s TSR as computed by Standard and Poor’s using their TSR methodology. Vesting of the 2018 Performance RSUs with respect to the ROI, SG&A and GP Performance Goals was determined after the 2018 Performance Period based on the relative ranking of the Company’s performance on each Performance Goal to each peer group company’s performance on each Performance Goal.

The hurdle or threshold for earning or vesting in 2018 Performance RSUs with respect to the TSR goal was to perform better than ten percentage points below the S&P 500 Index. The hurdle or threshold for earning or vesting in the 2018 Performance RSUs with respect to the ROI, SG&A and GP Performance Goals was to perform no worse than tenth place because in that event no bonus for that specific goal would be earned.

The following tables set forth the final peer group rankings based on TSR, ROI, SG&A and GP for the peer group and the Company with respect to the 2018 Performance RSUs:

2018 Performance RSUs

Final Peer Group Rankings

	Relative Total Shareholder Return
Company / Index Name	9/30/2015	9/30/2018
D.R. Horton, Inc.	100	148.68*
S&P 500 Index	100	161.43

*	Final performance goal ranking attained by the Company on the TSR performance goal was 12.75 points below the S&P 500 Index at September 30, 2018, as reflected in the table above.

	ROI, SG&A and GP Rankings
Performance Goal	10th Place	9th Place	8th Place	7th Place	6th Place	5th Place	4th Place		3rd Place	2nd Place		1st Place
Relative ROI	(2.11)%	4.69%	14.96%	22.52%	22.80%	23.58%	24.18%		33.58%	41.22%	*	85.93%
Relative SG&A	19.14%	12.87%	12.23%	12.22%	11.56%	11.04%	10.56%	*	10.31%	10.28%		7.40%
Relative GP	13.45%	16.25%	16.32%	16.86%	17.71%	18.55%	20.23%	*	20.72%	21.29%		23.65%

*	Final performance goal ranking attained by the Company: 2nd place on ROI, 4th place on SG&A and 4th place on GP.

2018 Performance RSUs

Final Results – Earned and Paid

The final payout was based on the three-year performance period ended September 30, 2018.

Final Company Performance Rankings	Donald R. Horton		David V. Auld		Michael J. Murray
	Target Number of RSUs Awarded	Number of RSUs Earned	Target Number of RSUs Awarded	Number of RSUs Earned	Target Number of RSUs Awarded	Number of RSUs Earned
TSR = 12.75 Points Below	50,000 Units	—	25,000 Units	—	7,500 Units	—
ROI = 2nd Place	50,000 Units	87,500 Units	25,000 Units	43,750 Units	7,500 Units	13,125 Units
SG&A = 4th Place	50,000 Units	62,500 Units	25,000 Units	31,250 Units	7,500 Units	9,375 Units
GP = 4th Place	50,000 Units	62,500 Units	25,000 Units	31,250 Units	7,500 Units	9,375 Units

	200,000 Units	212,500 Units	100,000 Units	106,250 Units	30,000 Units	31,875 Units

A normalization adjustment was made to the final peer group rankings to include the results of discontinued operations for one peer group member in calculating ROI, SG&A and GP so that all peer group members and the Company were treated consistently. The normalization adjustment did not change the Company’s final ranking on the ROI, SG&A or GP goals.

After reviewing the above final performance goal rankings for the 2018 Performance RSUs, on November 6, 2018 the Compensation Committee approved the issuance of 212,500, 106,250 and 31,875 shares of common stock to Mr. Horton, Mr. Auld and Mr. Murray, respectively.

2018 Fiscal Year – Award of 2020 Performance Restricted Stock Units – Potential Vesting at September 30, 2020 and Award of Restricted Stock Units – Time-Based Vesting

Chairman, Chief Executive Officer and Chief Operating Officer. Under our long-term incentive program, our Chairman, CEO and COO have the opportunity to earn incentive awards based on performance over a period longer than one year. By awarding a portion of compensation over a longer time period, the interests of these executives are aligned with the interests of our stockholders.

In the first quarter of fiscal 2018, the Compensation Committee awarded performance restricted stock units (the “2020 Performance RSUs”) to Mr. Horton, Mr. Auld and Mr. Murray as follows:

Name	Target Number of 2020 Performance RSUs
Donald R. Horton	200,000
David V. Auld	100,000
Michael J. Murray	30,000

The 2020 Performance RSUs, based on four performance goals of relative TSR, relative ROI, relative SG&A and relative GP, will vest, if at all, based on the final performance rankings after the completion of the performance period, which is the three-year period of October 1, 2017 through September 30, 2020 (the “2020 Performance Period”). The four performance goals and weightings for each award are similar to those set forth on page 29 and are discussed below in the tables and discussion on pages 35, 36 and 37.

The Compensation Committee chose the relative TSR performance goal because TSR takes into account changes in our stock price plus dividends paid compared to the S&P 500 Index. By comparing our TSR to the S&P 500 Index, we have a goal that incents our executives to achieve a return to our stockholders that is better than the return achieved by a broad-based index of companies. We believe the three performance goals of relative ROI, relative SG&A and relative GP are important internal operating metrics. ROI incents our executives to achieve operating profitability relative to our total assets, which measures our efficiency at using our assets to generate pre-tax income. SG&A incents our executives to control selling, general and administrative expenses. GP incents our executives to maximize our sales prices and control sales incentives and costs of sales, which are composed of the costs of land, labor, materials and products used in building our homes.

In fiscal 2018, when determining the target number of 2020 Performance RSUs, the Compensation Committee reviewed the Company’s performance and the estimated annual compensation expense for these awards in relation to the Company’s estimated annual financial metrics, such as revenue and pre-tax income. The Compensation Committee chose to further incent these executive officers by potentially increasing the target up to the maximum (two times the target amount), as set forth in the tables on pages 35, 36 and 37, in the event that maximum performance is achieved on the four Performance Goals. When the 2020 Performance RSUs were granted, the target and maximum amounts were subjective determinations and not based on any formulaic method or benchmark.

The number of the 2020 Performance RSUs actually settled may be increased or decreased based on relative performance over the 2020 Performance Period as set forth in the following tables.

2020 Performance RSUs

Potential Performance Adjustments as a Percentage of Target

Donald R. Horton

TSR Portion of Award (weighted 25% of target award)
Company TSR Relative to S&P 500 Index TSR	Payout	Number of Performance RSUs Awarded
Percentage Points Below Index:
10 Percentage Points		zero
9 Percentage Points	Threshold	5,000
8 Percentage Points		10,000
7 Percentage Points		15,000
6 Percentage Points		20,000
5 Percentage Points		25,000
4 Percentage Points		30,000
3 Percentage Points		35,000
2 Percentage Points		40,000
1 Percentage Point		45,000
Equal to S&P 500 Index TSR	Target	50,000	(1)
Percentage Points Above Index:
1 Percentage Point		55,000
2 Percentage Points		60,000
3 Percentage Points		65,000
4 Percentage Points		70,000
5 Percentage Points		75,000
6 Percentage Points		80,000
7 Percentage Points		85,000
8 Percentage Points		90,000
9 Percentage Points		95,000
10 Percentage Points	Maximum	100,000

ROI, SG&A and GP Portions of Award (each weighted 25% of target award)
Performance Level Compared to Peer Group	Payout	Number of Performance RSUs Awarded
11th Place		zero
10th Place	Threshold	25,000
9th Place		50,000
8th Place		75,000
7th Place		100,000
6th Place		125,000
5th Place	Target	150,000	(2)
4th Place		187,500
3rd Place		225,000
2nd Place		262,500
1st Place	Maximum	300,000

(1)	Target number listed is 25% of the total target number of 200,000 and other numbers are 25% of the other possible performance adjustments from the target.

(2)	Target number listed is 75% of the total target number of 200,000 and other numbers are 75% of the other possible performance adjustments from the target.

2020 Performance RSUs

Potential Performance Adjustments as a Percentage of Target

David V. Auld

TSR Portion of Award (weighted 25% of target award)
Company TSR Relative to S&P 500 Index TSR	Payout	Number of Performance RSUs Awarded
Percentage Points Below Index:
10 Percentage Points		zero
9 Percentage Points	Threshold	2,500
8 Percentage Points		5,000
7 Percentage Points		7,500
6 Percentage Points		10,000
5 Percentage Points		12,500
4 Percentage Points		15,000
3 Percentage Points		17,500
2 Percentage Points		20,000
1 Percentage Point		22,500
Equal to S&P 500 Index TSR	Target	25,000	(1)
Percentage Points Above Index:
1 Percentage Point		27,500
2 Percentage Points		30,000
3 Percentage Points		32,500
4 Percentage Points		35,000
5 Percentage Points		37,500
6 Percentage Points		40,000
7 Percentage Points		42,500
8 Percentage Points		45,000
9 Percentage Points		47,500
10 Percentage Points	Maximum	50,000

ROI, SG&A and GP Portions of Award (each weighted 25% of target award)
Performance Level Compared to Peer Group	Payout	Number of Performance RSUs Awarded
11th Place		zero
10th Place	Threshold	12,500
9th Place		25,000
8th Place		37,500
7th Place		50,000
6th Place		62,500
5th Place	. Target	75,000
4th Place		93,750
3rd Place		112,500
2nd Place		131,250
1st Place	Maximum	150,000

(1)	Target number listed is 25% of the total target number of 100,000 and other numbers are 25% of the other possible performance adjustments from the target.

(2)	Target number listed is 75% of the total target number of 100,000 and other numbers are 75% of the other possible performance adjustments from the target.

2020 Performance RSUs

Potential Performance Adjustments as a Percentage of Target

Michael J. Murray

TSR Portion of Award (weighted 25% of target award)
Company TSR Relative to S&P 500 Index TSR	Payout	Number of Performance RSUs Awarded
Percentage Points Below Index:
10 Percentage Points		zero
9 Percentage Points	Threshold	750
8 Percentage Points		1,500
7 Percentage Points		2,250
6 Percentage Points		3,000
5 Percentage Points		3,750
4 Percentage Points		4,500
3 Percentage Points		5,250
2 Percentage Points		6,000
1 Percentage Point		6,750
Equal to S&P 500 Index TSR	Target	7,500	(1)
Percentage Points Above Index:
1 Percentage Point		8,250
2 Percentage Points		9,000
3 Percentage Points		9,750
4 Percentage Points		10,500
5 Percentage Points		11,250
6 Percentage Points		12,000
7 Percentage Points		12,750
8 Percentage Points		13,500
9 Percentage Points		14,250
10 Percentage Points	Maximum	15,000

ROI, SG&A and GP Portions of Award (each weighted 25% of target award)
Performance Level Compared to Peer Group	Payout	Number of Performance RSUs Awarded
11th Place		zero
10th Place	Threshold	3,750
9th Place		7,500
8th Place		11,250
7th Place		15,000
6th Place		18,750
5th Place	Target	22,500	(2)
4th Place		28,125
3rd Place		33,750
2nd Place		39,375
1st Place	Maximum	45,000

(1)	Target number listed is 25% of the total target number of 30,000 and other numbers are 25% of the other possible performance adjustments from the target.

(2)	Target number listed is 75% of the total target number of 30,000 and other numbers are 75% of the other possible performance adjustments from the target.

As set forth in the tables above, the target number of 2020 Performance RSUs may be increased to a maximum of 400,000 for Mr. Horton, 200,000 for Mr. Auld and 60,000 for Mr. Murray upon maximum achievement of each of the four Performance Goals and decreased to a minimum of zero for Mr. Horton, Mr. Auld and Mr. Murray in the event of below-threshold achievement of each of the four Performance Goals. Performance and percentages that fall between the maximum and the minimum will be ranked using pro-rata linear interpolation between the points set forth in the tables above. For the 2020 Performance RSUs, the Company’s peer group consists of the following publicly-traded homebuilding companies: KB Home, Lennar, M.D.C. Holdings, Meritage Homes, NVR, PulteGroup, Taylor Morrison, Toll Brothers and TRI Pointe Group. When the 2020 Performance RSUs were granted, CalAtlantic Group was included in the peer group. When CalAtlantic Group merged into Lennar in February 2018, they were removed from the peer group. Each 2020 Performance RSU represents the contingent right to receive one share of common stock if vesting is satisfied. The 2020 Performance RSUs have no rights to dividends or voting.

Vesting of the 2020 Performance RSUs with respect to the TSR Performance Goal will be determined after the 2020 Performance Period based on a comparison of the Company’s TSR to the S&P 500 Index’s TSR as computed by Standard and Poor’s using their TSR methodology. Vesting of the 2020 Performance RSUs with respect to the ROI, SG&A and GP Performance Goals will be determined after the 2020 Performance Period based on the relative ranking of the Company’s performance on each Performance Goal compared to each peer group company’s performance on each Performance Goal. Any portion of the Performance RSUs that does not vest due to performance below the threshold will be forfeited.

The hurdle or threshold for earning 2020 Performance RSUs with respect to the TSR goal is to perform better than ten percentage points below the S&P 500 Index. The hurdle or threshold for earning 2020 Performance RSUs with respect to the ROI, SG&A and GP Performance Goals is to perform no worse than tenth place because in that event no bonus for that specific goal would be earned. Additional information on the grant date fair value of the 2020 Performance RSUs is set forth in the “Summary Compensation Table” on page 44 and the “Grants of Plan-Based Awards” table on page 46.

At the time of grant, the Compensation Committee made the subjective determination to set the target and maximum number of 2020 Performance RSUs equal to the 2019 Performance RSUs, based on consideration that if the target or maximum amount were paid and the Company’s stock price is at its current level, total compensation to our executive officers would remain within the range of estimated total compensation paid to similar executives in the Company’s peer group. However, we cannot guarantee this result as it involves future compensation practices of our peer group. The Compensation Committee further believed in the importance of setting a maximum that is significantly higher than the target to incentivize performance. If the maximum level for the performance goals was achieved, the Company would be in a stronger competitive position than its peers and could create more value for our stockholders.

Chief Financial Officer. In fiscal 2018, Mr. Wheat was awarded time-vesting RSUs at the same time the Chairman, CEO and COO were awarded Performance RSUs. We believe this type of award incentivizes him appropriately in his role as CFO. During the first quarter of fiscal 2018, the Compensation Committee approved and awarded the 2020 Restricted Stock Units (“2020 Time-Vesting RSUs”) to Mr. Wheat as follows:

Name	Number of 2020 Time-Vesting RSUs
Bill W. Wheat	40,000

The 2020 Time-Vesting RSUs vest over a three-year period beginning on November 2, 2017 and ending on November 2, 2020. One-third of the 2020 Time-Vesting RSUs will vest each year on November 2 in 2018, 2019 and 2020, subject to continued employment.

2018 Fiscal Year – Award of Restricted Stock Units – Time-Based Vesting

Chairman and Chief Executive Officer. Mr. Horton and Mr. Auld were awarded 67,500 and 27,000 restricted stock units, respectively, on March 7, 2018 by the Compensation Committee. These restricted stock units vest in equal installments over three years on each anniversary of the grant date, subject to continued employment. In determining the number of restricted stock units to award, the Compensation Committee made a subjective determination based on each of the factors listed on page 41 under the heading “2006 Stock Incentive Plan.” In addition to those factors, the Compensation Committee also reviewed the Company’s stock price, total compensation of the officers, the expected compensation expense related to the grant and the number of restricted stock units and stock options outstanding for both Mr. Horton and Mr. Auld, without giving any formulaic effect to such factors. In addition, the Compensation Committee set the vesting term at three years based on certain factors which included the tenure and role of each executive with the Company, the age of each executive, the retention value and the lack of an employment agreement between each executive and the Company. The terms of the restricted stock unit agreements provide that if the recipient is 65 years old or older and retires from the Company, all unvested restricted stock units become vested. Mr. Horton currently qualifies for such treatment. Additional information on the annual compensation expense and grant date fair value of these restricted stock units is set forth in the “Summary Compensation Table” on page 44 and the “Grants of Plan-Based Awards” table on page 46 of this Proxy Statement.

Chief Operating Officer and Chief Financial Officer. Mr. Murray and Mr. Wheat were each awarded 23,000 restricted stock units on March 7, 2018 by the Compensation Committee. These restricted stock units vest in equal installments over five years on each anniversary of the grant date, subject to continued employment. In determining the number of restricted stock units to award, the Compensation Committee made a subjective determination based on the factors listed on page 41 under the heading “2006 Stock Incentive Plan.” In addition to those factors, the Compensation Committee also reviewed the Company’s stock price, total compensation of the officers, the expected compensation expense related to the grant and the number of restricted stock units and stock options outstanding for both Mr. Murray and Mr. Wheat as a result of the new restricted stock units granted, without giving any formulaic effect to such factors. In addition, the Compensation Committee set the vesting term at five years based on certain factors which include the tenure and role of each executive with the Company, the retention value of restricted stock units based on a five-year vesting schedule and the lack of an employment agreement between each executive and the Company. Additional information on the annual compensation expense and grant date fair value of these restricted stock units is set forth in the “Summary Compensation Table” on page 44 and the “Grants of Plan-Based Awards” table on page 46 of this Proxy Statement.

2019 Fiscal Year – Annual Incentive Bonus

Chairman, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. The Compensation Committee has decided to continue the annual incentive bonus opportunity based on the same pre-tax income targets for Mr. Horton, Mr. Auld and Mr. Murray in fiscal 2019 and the discretionary bonus opportunity for Mr. Wheat.

Name	Fiscal 2018 Performance Goal	Maximum Bonus Potential
		1st Semi-Annual Period	2nd Semi-Annual Period
Donald R. Horton	Pre-Tax Income	0.6%	0.6%
David V. Auld	Pre-Tax Income	0.4%	0.4%
Michael J. Murray	Pre-Tax Income	0.15%	0.15%

Mr. Wheat’s annual incentive bonus will be discretionary in nature and based on the performance of his duties described under the heading “2018 Fiscal Year — Annual Discretionary Bonus” beginning on page 28.

2019 Fiscal Year – Award of 2021 Performance Restricted Stock Units – Potential Vesting at September 30, 2021

Chairman, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. During the first quarter of fiscal 2019, the Compensation Committee approved and awarded the 2021 Performance Restricted Stock Units (“2021 Performance RSUs”) to Mr. Horton, Mr. Auld, Mr. Murray and Mr. Wheat as follows:

Name	Target Number of 2021 Performance RSUs
Donald R. Horton	200,000
David V. Auld	100,000
Michael J. Murray	30,000
Bill W. Wheat	30,000

The 2021 Performance RSUs may vest based on the Company’s final performance rankings after the completion of the three-year performance period of October 1, 2018 through September 30, 2021. The 2021 Performance RSUs operate in a similar manner as the 2020 Performance RSUs awarded, as discussed in the section “2018 Fiscal Year — Award of 2020 Performance Restricted Stock Units — Potential Vesting at September 30, 2020 and Award of Restricted Stock Units — Time-Based Vesting” on page 34.

For Fiscal 2019, it was determined by the Compensation Committee that Mr. Wheat, our CFO, should receive performance RSUs, similar to our Chairman, CEO and COO. In prior years, Mr. Wheat was awarded time-vesting RSUs at the same time as our Chairman, CEO and COO were awarded performance RSUs.

2019 Fiscal Year – Award of Restricted Stock Units – Time-Based Vesting

Chairman and Chief Executive Officer. Mr. Horton and Mr. Auld were awarded 84,600 and 33,850 restricted stock units, respectively, on November 26, 2018 by the Compensation Committee. These restricted stock units vest in equal installments over three years from the grant date, subject to continued employment. In determining the number of restricted stock units to award, the Compensation Committee made a subjective determination based on each of the factors listed on page 41 under the heading “2006 Stock Incentive Plan.” In addition to those factors, the Compensation Committee also reviewed the Company’s stock price, total compensation of the officers, the expected compensation expense related to the grant and the number of restricted stock units and stock options outstanding for both Mr. Horton and Mr. Auld as a result of the new restricted stock units granted, without giving any formulaic effect to such factors. In addition, the Compensation Committee set the vesting term at three years based on certain factors which included the tenure and role of each executive with the Company, the age of each executive, the retention value and the lack of an employment agreement between each executive and the Company. The terms of the restricted stock unit agreements provide that if the recipient is 65 years old or older and retires from the Company, all unvested restricted stock units become vested. Mr. Horton currently qualifies for this treatment.

Chief Operating Officer and Chief Financial Officer. Mr. Murray and Mr. Wheat were each awarded 29,650 restricted stock units on November 26, 2018 by the Compensation Committee. These restricted stock units vest in equal installments over five years from the grant date, subject to continued employment. In determining the number of restricted stock units to award, the Compensation Committee made a subjective determination based on the factors listed on page 41 under the heading “2006 Stock Incentive Plan.” In addition to those factors, the Compensation Committee also reviewed the Company’s stock price, total compensation of the officers, the expected compensation expense related to the grant and the number of restricted stock units and stock options outstanding for both Mr. Murray and Mr. Wheat, without giving any formulaic effect to such factors. In addition, the Compensation Committee set the vesting term at five years based on certain factors which include the tenure and role of each executive with the Company, the retention value of restricted stock units based on a five-year vesting schedule and the lack of an employment agreement between each executive and the Company.

Incentive Bonus Plans

We believe that performance-based bonuses should continue to represent a significant portion of the compensation of our Chairman, CEO and COO. We seek to structure our performance-based awards in a manner that is in line with our operational and financial objectives. The Compensation Committee believes that a balanced executive compensation program is best served by providing compensation plans that allow for balanced short and long-term compensation components, including (i) a short-term or annual bonus performance plan, and (ii) a short-term and long-term equity plan. In furtherance of this objective, the Compensation Committee and our stockholders have previously approved the following incentive plans:

•	D.R. Horton 2018 Incentive Bonus Plan (formerly the “D.R. Horton 2017 Incentive Bonus Plan”) – our primary short-term or annual bonus plan.

•	D.R. Horton 2006 Stock Incentive Plan – our primary short and long-term equity plan.

The 2017 Incentive Bonus Plan was approved by our stockholders most recently on January 24, 2018. The 2018 Incentive Bonus Plan was adopted and approved by our Compensation Committee on November 6, 2018 and replaces the 2017 Incentive Bonus Plan. The amended and restated 2006 Stock Incentive Plan was approved by our stockholders most recently on January 22, 2015. The Compensation Committee will continue to evaluate the most effective way to use these two plans.

Internal Revenue Code Section 162(m) and The Tax Cuts and Jobs Act.    When reviewing and setting compensation awards for our executives, we have historically considered the tax deductibility of their compensation under Section 162(m) as one of many factors. Section 162(m) generally does not allow a tax deduction to publicly-held companies for compensation over $1 million paid in any fiscal year to the company’s named executive officers (other than the chief financial officer). However, for a number of our fiscal years ending on or before September 30, 2018, Section 162(m) exempted qualified performance-based compensation from this $1 million limit if certain requirements were met. Historically, our general intent was for awards issued to covered employees to qualify for the performance-based compensation deduction allowed by Section 162(m).

In December 2017, the Tax Cuts and Jobs Act (“Tax Act”) was enacted into law. The Tax Act eliminates the qualified performance-based exception to the $1 million deduction limit and subjects the CFO, as well as certain other covered employees, to the $1 million limitation for taxable years beginning after December 31, 2017. The Tax Act includes a grandfathering provision for compensation paid pursuant to (1) a written binding contract in effect on or before November 2, 2017 that (2) has not been modified in any material way since that date. Based on current guidance, we believe our equity grants awarded on and prior to November 2, 2017, under our amended and restated 2006 Stock Incentive Plan, and deferred compensation to be paid pursuant to a written binding contract in effect on or before November 2, 2017 are in compliance with this grandfathering provisions and will remain deductible. Performance based compensation paid pursuant to the 2018 Incentive Bonus Plan and equity grants awarded after November 2, 2017 under our amended and restated 2006 Stock Incentive Plan will likely be subject to the limitations on deductibility under Section 162(m) as expanded by the Tax Act. In addition, any future contributions to our deferred compensation plans will likely also be subject to the Section 162(m) limits.

2018 Incentive Bonus Plan.    The 2018 Incentive Bonus Plan is the primary plan under which our Chairman, CEO and COO are awarded short-term annual incentive cash bonuses. Historically, our intent was for annual bonus awards issued to covered employees to qualify for the performance-based compensation deduction allowed by Section 162(m). Although we still intend to grant performance-based annual compensation opportunities, we no longer expect such amounts to be fully deductible under Section 162(m).

2006 Stock Incentive Plan.    We use our Amended and Restated 2006 Stock Incentive Plan to issue restricted stock units, stock options and other equity based awards. Since 2015, the Compensation Committee has awarded restricted stock units to the executive officers and key employees on an annual basis. The decision to award restricted stock units was based on the strong employee retention value of restricted stock units and that restricted stock grants result in less dilution to the Company.

The Compensation Committee will continue to evaluate when to make equity awards to its executives and key employees based on the total compensation of individuals and other factors. Generally, when the Compensation Committee decides to grant equity awards to executive officers, in determining the number and material terms of equity awards to grant the Committee makes a subjective evaluation of:

•	the overall performance of the Company in comparison to its peer group;

•	an analysis of recent compensation of senior executive officers in the Company’s peer group;

•	recommendations of the Chairman, other than for himself;

•	contributions the executive officer made and is anticipated to make to the Company’s success;

•	level of experience and responsibility of the executive officer; and

•	number of equity awards previously granted to executive officers and other employees.

There is no relationship between the timing of the granting of equity-based awards and our release of material non-public information.

We will continue to evaluate the types of equity awards to be granted to our executives and other employees in the future. Restricted stock, restricted stock units, stock options and stock appreciation rights are among the types of equity awards that may be considered in the future which may be awarded under our 2006 Stock Incentive Plan. When considering whether to issue restricted stock (including restricted stock units) or stock options (including stock appreciation rights), the Compensation Committee will review the following factors (in addition to the previously listed factors):

•	difference in compensation expense of issuing restricted stock units versus issuing stock options;

•	retention achieved by issuing restricted stock units versus issuing stock options; and

•	value to employee of receiving restricted stock units versus stock options.

The Compensation Committee believes that restricted stock, restricted stock units and stock options should be available alternatives when considering equity awards. Restricted stock units provide strong retentive value by providing an award that has immediate value upon vesting and results in lower dilution of our outstanding common shares because fewer shares are issued compared to stock options. Stock options have the potential for strong returns if the stock price increases and the recipient has the ability to defer paying the exercise price and related taxes until the stock options are exercised.

Retirement Benefits

Our executive officers do not participate in any qualified defined benefit plans, but they do participate in the retirement plans below. We believe that it is important to offer these retirement plans to our executive officers as part of a competitive long-term compensation program that encourages saving for retirement and that promotes long-term retention.

Profit Sharing Plus Plan (“401(k) plan”).    Our executive officers participate in our Company-wide 401(k) plan. Under this plan, executive officers, like all other eligible employees, may contribute 1% to 75% of their earnings, on a pre-tax basis, into the 401(k) plan. For 2018, the maximum amount that could be contributed was $18,500 ($24,500 for participants 50 years or older). The Company makes a matching contribution to the participant’s account in an amount of $0.50 for each $1.00 contributed by the participant up to 6% of his or her salary. The matching contributions made by the Company on behalf of the executive officers are included in the “All Other Compensation” column in the “Summary Compensation Table” on page 44.

Deferred Compensation Plan.    The Company established the Deferred Compensation Plan effective as of June 15, 2002 and amended and restated it on December 10, 2008 (the “Deferred Compensation Plan”). The Deferred Compensation Plan is a nonqualified deferred compensation plan maintained primarily to provide deferred compensation benefits for a select group of “management or highly compensated employees” as defined by the Employee Retirement Income Security Act of 1974, as amended. The Deferred Compensation Plan, as amended and restated, was adopted and approved by the Compensation Committee and ratified by the Board of Directors.

SERP 2.    The Supplemental Executive Retirement Plan 2 (“SERP 2”), as amended and restated December 10, 2008, a nonqualified plan, was originally adopted by the Company in 1994 to permit eligible participants, which include our executive officers, region presidents, division presidents and other key employees, to accrue supplemental Company benefits payable upon retirement, separation of service, death or disability. The SERP 2 provides that if the executive is employed by the Company on the last day of the fiscal year, the Company will establish a liability to such executive equal to 10% of his or her annual base salary as of the first day of such fiscal year. This liability will accrue earnings in future years at a rate established by the administrative committee for the SERP 2. Amounts payable under the SERP 2 are not secured or held in trust and the plan participants’ rights to enforce payment are the same as a general unsecured creditor.

In connection with our risk oversight related to the retention and compensation of our named executive officers, the Compensation Committee has determined that an appropriate compensation package should include a reasonable amount of fixed compensation for both short and longer term compensation. In this regard, in fiscal 2018, the Compensation Committee reviewed the amounts listed in the column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the “Summary Compensation Table” on page 44. For the Company, these amounts represent the above-market portion of earnings on outstanding SERP 2 balances for the named executive officers. As part of this analysis, we reviewed the data related to the dollar amounts disclosed in the same column titled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Tables for each of the CEOs or principal executive officers of each company in our peer group from their most recently filed proxy statements. The dollar amounts listed under this heading ranged from zero to $428,586. For fiscal 2018, the amount for our Chairman was $266,647 and the amount for our CEO was $121,815. We believe the amounts accrued for above-market earnings on SERP 2 balances are reasonable when compared to our peer group and reasonable when considered in relation to the total compensation packages offered to our named executive officers. Also, we considered other factors such as the Company does not provide our named executive officers with employment agreements or severance agreements or other forms of guaranteed retirement benefits other than the 401(k) matching contribution discussed above. As a result, our SERP 2 program continues to serve as a useful and reasonable fixed compensation component of our overall compensation package.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on our review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Annual Report on Form 10-K of D.R. Horton, Inc. for the fiscal year ended September 30, 2018 filed with the Securities and Exchange Commission.

COMPENSATION COMMITTEE:

Brad S. Anderson, Committee Chairman

Barbara K. Allen

Michael R. Buchanan

Michael W. Hewatt

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates the Compensation Committee Report by reference therein.

Executive Compensation Tables

The following tables show, with respect to our Chairman, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, the compensation awarded, earned or paid for all services rendered in all capacities to D.R. Horton during our fiscal years ended September 30, 2018, 2017 and 2016.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compen- satio (3)	Change in Pension Value and Non- Qualified Deferred Compen- sation Earnings(4)	All Other Compen- sation(5)	Total
Donald R. Horton	2018	$1,000,000	—	$12,011,900	$12,359,792	$266,647	$111,509	$25,749,848
Chairman of the Board	2017	$1,000,000	—	$8,302,706	$9,612,519	$255,991	$111,413	$19,282,629
	2016	$1,000,000	—	$8,360,660	$8,120,730	$204,524	$111,263	$17,797,177

David V. Auld	2018	$700,000	—	$5,720,560	$8,239,862	$121,815	$78,250	$14,860,487
President and Chief Executive Officer	2017	$700,000	—	$3,905,374	$5,607,303	$115,176	$78,100	$10,405,953
	2016	$700,000	—	$3,960,464	$4,737,092	$90,361	$77,950	$9,565,867

Michael J. Murray	2018	$500,000	—	$2,333,950	$3,089,948	$43,744	$58,250	$6,025,892
Executive Vice President and Chief Operating Officer	2017	$500,000	—	$1,724,583	$1,602,087	$39,549	$58,100	$3,924,319
	2016	$500,000	—	$1,680,013	$1,353,455	$29,306	$57,950	$3,620,724

Bill W. Wheat	2018	$500,000	$1,500,000	$2,698,650	—	$68,671	$58,250	$4,825,571
Executive Vice President and Chief Financial Officer	2017	$500,000	$1,300,000	$1,676,883	—	$64,161	$58,100	$3,599,144
	2016	$500,000	$1,100,000	$1,625,113	—	$49,607	$57,950	$3,332,670

(1)	The amounts listed represent discretionary cash bonuses paid to Mr. Wheat.

For Mr. Wheat, $100,000 of the fiscal 2016 amount was paid in common stock. Mr. Wheat was issued 3,495 shares of common stock and the value of that stock was based on the Company’s stock price at September 30, 2016.

(2)

For fiscal 2018, the amounts for Mr. Horton, Mr. Auld and Mr. Murray represent the grant date fair value, determined in accordance with accounting guidance for share-based payments, of the time-vesting RSUs granted in fiscal 2018 and the grant date fair value of the target number of 2020 Performance RSUs. If the maximum number of 2020 Performance RSUs that potentially could be earned were used rather than the target number, the total grant date fair value of the award would be $18,316,000 for Mr. Horton, $9,158,000 for Mr. Auld and $2,747,400 for Mr. Murray. The amount for Mr. Wheat represents the grant date fair value of the time-vesting RSUs granted in fiscal 2018. Additional information on the time-vesting and performance RSUs and the grant date fair value is set forth in footnote 2 to the “Grants of Plan-Based Awards” table on page 46.

For fiscal 2017, the amounts for Mr. Horton, Mr. Auld and Mr. Murray represent the grant date fair value, determined in accordance with accounting guidance for share-based payments, of the time-vesting RSUs granted in fiscal 2017 and the grant date fair value of the target number of 2019 Performance RSUs. If the maximum number of 2019 Performance RSUs that potentially could be earned were used rather than the target number, the total grant date fair value of the award would be $11,680,000 for Mr. Horton, $5,840,000 for Mr. Auld and $1,752,000 for Mr. Murray. The amount for Mr. Wheat represents the grant date fair value of the time-vesting RSUs granted in fiscal 2017.

For fiscal 2016, the amounts for Mr. Horton, Mr. Auld and Mr. Murray represent the grant date fair value, determined in accordance with accounting guidance for share-based payments, of the time-vesting RSUs granted in fiscal 2016 and the grant date fair value of the target number of 2018 Performance RSUs. If the maximum number of 2018 Performance RSUs that potentially could be earned were used rather than the target number, the total grant date fair value of the award would be $12,324,000 for Mr. Horton, $6,162,000 for Mr. Auld and $1,848,600 for Mr. Murray. The amount for Mr. Wheat represents the grant date fair value of the time-vesting RSUs granted in fiscal 2016.

(3)

Amounts represent the performance bonuses under the Company’s Annual Incentive Bonus Plan. Additional information on the annual incentive bonus is discussed under the heading “2018 Fiscal Year — Annual Incentive Bonus Results and Payout” on page 28.

(4)	Amounts represent the above-market portion of earnings on each executive officer’s outstanding balance under the SERP 2. This amount is further discussed under the heading “SERP 2” on page 42.

(5)	For fiscal 2018, the amounts under “All Other Compensation” include the following components:

(a)	Credits made by the Company of $100,000, $70,000, $50,000 and $50,000 to the respective accounts of Mr. Horton, Mr. Auld, Mr. Murray and Mr. Wheat under the SERP 2 plan.

(b)	Matching contributions of $8,250 to the respective accounts of Mr. Horton, Mr. Auld, Mr. Murray and Mr. Wheat under the D.R. Horton 401(k) plan.

(c)	The participant’s portion of group health plan premiums of $3,259 paid by the Company for the benefit of Mr. Horton.

Grants of Plan-Based Awards

	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Securities Underlying Stock Awards(3)	Grant Date Fair Value of Stock and Option Awards ($)(2)(3)
Name		Threshold	Target	Maximum	Threshold	Target	Maximum
Donald R. Horton	11/2/2017	—	$12,359,792	—	—	—	—	—	—
	11/2/2017	—	—	—	30,000	200,000	400,000	—	$9,158,000
	3/7/2018	—	—	—	—	—	—	67,500	$2,853,900
David V. Auld	11/2/2017	—	$8,239,862	—	—	—	—	—	—
	11/2/2017	—	—	—	15,000	100,000	200,000	—	$4,579,000
	3/7/2018	—	—	—	—	—	—	27,000	$1,141,560
Michael J. Murray	11/2/2017	—	$3,089,948	—	—	—	—	—	—
	11/2/2017	—	—	—	4,500	30,000	60,000	—	$1,373,700
	3/7/2018	—	—	—	—	—	—	23,000	$960,250
Bill W. Wheat	11/2/2017	—	—	—	—	—	—	40,000	$1,738,400
	3/7/2018	—	—	—	—	—	—	23,000	$960,250

(1)

Represents the performance bonuses paid under the Company’s 2017 Incentive Bonus Plan, now referred to as the 2018 Incentive Bonus Plan. Additional information related to the award is discussed under the heading “2018 Fiscal Year – Annual Incentive Bonus Results and Payout” on page 28.

(2)

Mr. Horton, Mr. Auld and Mr. Murray were awarded a target amount of 200,000, 100,000 and 30,000 2020 Performance RSUs, respectively. The threshold, target and maximum amounts reflect the number of 2020 Performance RSUs each executive could earn based on the level of performance attained on four performance goals ranked against our peer group and the S&P 500 Index at the end of the three-year performance period.

The grant date fair value of the 2020 Performance RSUs is $45.79 per unit and was determined in accordance with accounting guidance for share-based payments. These 2020 Performance RSUs are discussed under the heading “2018 Fiscal Year – Award of 2020 Performance Restricted Stock Units – Potential Vesting at September 30, 2020 and Award of Restricted Stock Units – Time-Based Vesting” on page 34 and the related grant date fair value of $9,158,000 for Mr. Horton, $4,579,000 for Mr. Auld and $1,373,700 for Mr. Murray is reflected in the “Stock Awards” column in the “Summary Compensation Table” on page 44.

(3)	On November 2, 2017, Mr. Wheat was awarded 40,000 time-vesting RSUs. The RSUs vest in three equal annual installments on each anniversary of the grant date.

The grant date fair value of the November 2, 2017 RSUs is $43.46 per unit and was determined in accordance with accounting guidance for share-based payments. The related grant date fair value of $1,738,400 for Mr. Wheat is reflected in the “Stock Awards” column in the “Summary Compensation Table” on page 44.

On March 7, 2018, Mr. Horton, Mr. Auld, Mr. Murray and Mr. Wheat were awarded 67,500, 27,000, 23,000 and 23,000 time-vesting RSUs, respectively. The RSUs for Mr. Horton and Mr. Auld vest in three equal annual installments on each anniversary of the grant date. The RSUs for Mr. Murray and Mr. Wheat vest annually in five equal installments on each anniversary of the grant date.

The grant date fair value of the March 7, 2018 RSUs vesting in three years is $42.28 per unit and for the RSUs vesting in five years is $41.75 per unit. The grant date fair values were determined in accordance with accounting guidance for share-based payments. The related grant date fair value of $2,853,900 for Mr. Horton, $1,141,560 for Mr. Auld, $960,250 for Mr. Murray and $960,250 for Mr. Wheat is reflected in the “Stock Awards” column in the “Summary Compensation Table” on page 44.

Outstanding Equity Awards at Fiscal Year-End

The following table shows information about outstanding equity awards at September 30, 2018.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Shares of Stock That Have Not Vested
Donald R. Horton(1)	3/7/2018	—	—	—	—	67,500	(3)	—		$2,847,150	(3)
	11/2/2017	—	—	—	—	—		400,000	(4)	$16,872,000	(5)
	2/14/2017	—	—	—	—	53,108	(3)	—		$2,240,095	(3)
	11/2/2016	—	—	—	—	—		400,000	(6)	$16,872,000	(7)
	2/12/2016	—	—	—	—	27,675	(3)	—		$1,167,332	(3)
	3/6/2014	150,000	—	$23.86	3/6/2024	—		—		—
	3/5/2013	150,000	—	$23.80	3/5/2023	—		—		—
	9/2/2011	300,000	—	$9.97	9/2/2021	—		—		—
	2/9/2009	300,000	—	$9.03	2/9/2019	—		—		—

David V. Auld(2)	3/7/2018	—	—	—	—	27,000	(3)	—		$1,138,860	(3)
	11/2/2017	—	—	—	—	—		200,000	(4)	$8,436,000	(5)
	2/14/2017	—	—	—	—	22,566	(3)	—		$951,834	(3)
	11/2/2016	—	—	—	—	—		200,000	(6)	$8,436,000	(7)
	2/12/2016	—	—	—	—	12,533	(3)	—		$528,642	(3)
	3/6/2014	48,000	12,000	$23.86	3/6/2024	—		—		—
	3/5/2013	60,000	—	$23.80	3/5/2023	—		—		—
	9/2/2011	72,000	—	$9.97	9/2/2021	—		—		—
	2/9/2009	48,000	12,000	$9.03	2/9/2019	—		—		—

Michael J. Murray(2)	3/7/2018	—	—	—	—	23,000	(3)	—		$970,140	(3)
	11/2/2017	—	—	—	—	—		60,000	(4)	$2,530,800	(5)
	2/14/2017	—	—	—	—	23,720	(3)	—		$1,000,510	(3)
	11/2/2016	—	—	—	—	—		60,000	(6)	$2,530,800	(7)
	2/12/2016	—	—	—	—	19,740	(3)	—		$832,633	(3)
	3/5/2015	—	—	—	—	13,160	(3)	—		$555,089	(3)
	3/6/2014	48,000	12,000	$23.86	3/6/2024	—		—		—
	3/5/2013	60,000	—	$23.80	3/5/2023	—		—		—
	9/2/2011	69,000	—	$9.97	9/2/2021	—		—		—
	2/9/2009	24,000	8,000	$9.03	2/9/2019	—		—		—

Bill W. Wheat(2)	3/7/2018	—	—	—	—	23,000	(3)	—		$970,140	(3)
	11/2/2017	—	—	—	—	40,000	(3)	—		$1,687,200	(3)
	2/14/2017	—	—	—	—	23,720	(3)	—		$1,000,510	(3)
	11/2/2016	—	—	—	—	20,000	(3)	—		$843,600	(3)
	2/12/2016	—	—	—	—	19,740	(3)	—		$832,633	(3)
	11/4/2015	—	—	—	—	10,000	(3)	—		$421,800	(3)
	3/5/2015	—	—	—	—	13,160	(3)	—		$555,089	(3)
	3/6/2014	48,000	12,000	$23.86	3/6/2024	—		—		—
	3/5/2013	60,000	—	$23.80	3/5/2023	—		—		—
	9/2/2011	88,000	—	$9.97	9/2/2021	—		—		—
	2/9/2009	12,000	12,000	$9.03	2/9/2019	—		—		—

(1)	All stock options have a ten-year term.

(2)

All stock option awards granted to Mr. Auld, Mr. Murray and Mr. Wheat prior to September 2011 vest in ten equal annual installments on each successive anniversary of the grant date commencing on the first anniversary date for nine years with the final installment vesting on the date that is 9.75 years following the grant date. Stock option awards granted in September 2011 and thereafter vest annually in five equal installments. All stock options have a ten-year term.

(3)

Represents the time-vesting RSUs granted to Mr. Horton, Mr. Auld, Mr. Murray and Mr. Wheat. The value of the time-vesting RSUs is based on the closing price of our common stock on September 28, 2018 of $42.18.

(4)

Represents the potential maximum number of 2020 Performance RSUs awarded. The target number of 2020 Performance RSUs that can be earned is 200,000 for Mr. Horton, 100,000 for Mr. Auld and 30,000 for Mr. Murray upon target achievement of the performance goals. These 2020 Performance RSUs are described under “2018 Fiscal Year — Award of 2020 Performance Restricted Stock Units — Potential Vesting at September 30, 2020 and Award of Restricted Stock Units – Time-Based Vesting” on page 34.

(5)	The value of the 2020 Performance RSUs is based on the closing price of our common stock on September 28, 2018 of $42.18.

(6)

Represents the potential maximum number of 2019 Performance RSUs awarded. The target number of 2019 Performance RSUs that can be earned is 200,000 for Mr. Horton, 100,000 for Mr. Auld and 30,000 for Mr. Murray upon target achievement of the performance goals.

(7)	The value of the 2019 Performance RSUs is based on the closing price of our common stock on September 28, 2018 of $42.18.

Option Exercises and Stock Vested

The following table shows information about option exercises and stock vested during our fiscal year ended September 30, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Donald R. Horton	300,000	$8,869,958	303,000	$12,983,520
David V. Auld	48,000	$1,672,800	142,600	$6,085,267
Michael J. Murray	8,000	$269,831	50,965	$2,186,684
Bill W. Wheat	36,000	$1,402,450	49,090	$2,174,895

(1)	Amounts represent the difference in the aggregate market value and the aggregate exercise price of the shares at the time of exercise.

(2)	Value reflects the closing stock price on the applicable vesting date multiplied by the number of shares that vested.

Nonqualified Deferred Compensation Plans

D.R. Horton has established the following nonqualified deferred compensation plans:

Deferred Compensation Plan.    The Deferred Compensation Plan permits participants, including D.R. Horton’s executive officers and directors, to voluntarily defer receipt of up to 100% of bonus or director fee compensation from D.R. Horton and up to 90% of base salary from D.R. Horton. The participants earn a rate of return on their deferred amounts based on their selection from a variety of independently managed funds. The Company does not provide a guaranteed rate of return on these deferred amounts. The rate of return realized depends on the participant’s fund selections and market performance of these funds. Upon his or her annual election, a participant’s Deferred Compensation Plan benefit will be paid, or commence to be paid, upon separation from service or on a fixed date. Specified employees, as defined in Code Section 409A, generally cannot be paid until six months after separation from service (or, if earlier, upon a change in control). Payment may also be made upon death, disability or an unforeseeable emergency. Payments are made in a lump sum unless installments are elected. Amounts payable under the plan are not secured or held in trust, and the plan participants’ rights to enforce payment are the same as a general unsecured creditor. However, upon a change in control (as defined in the Deferred Compensation Plan), all plan benefits will be fully funded through an irrevocable grantor trust (also known as a “Rabbi trust”). The participants, at their election, may choose to have the deferred amounts paid out through scheduled in-service distributions (in a lump sum or annual installments of between two and five years) or following the later of termination of employment, director service or attaining the age of 62. The Deferred Compensation Plan was adopted and approved by the Compensation Committee and ratified by the Board of Directors.

SERP 2.    Unlike the Deferred Compensation Plan, these are not elective deferrals, but rather the Company credits an amount to each participant’s account. Participation in the SERP 2 is considered by the Compensation Committee annually at the beginning of the fiscal year. Pursuant to the SERP 2, if the executive is employed by the Company on the last day of a fiscal year, then the Company will establish a liability to such executive equal to 10% of his or her annual base salary as of the first day of such fiscal year. This liability will accrue earnings in future years at a rate established by the administrative committee for the SERP 2. Amounts payable under the SERP 2 are not secured or held in trust, and the plan participants’ rights to enforce payment are the same as a general unsecured creditor. Amounts deferred under the SERP 2 are payable within 60 days following the retirement or termination of employment of the participant, the death or disability of the participant or a change in control of the Company. Provided however, specified employees, as defined in Code Section 409A, generally cannot be paid until six months after separation from service (or, if earlier, upon a change in control). The definition of change in control is described in “Potential Payments Upon Termination or Change in Control” on page 50. The form of distribution may be in a lump sum, or in quarterly installments over a period not to exceed five years, as elected by the participant.

The following table shows, for each named executive officer, aggregate contributions, earnings and withdrawals/distributions during fiscal 2018 and outstanding balances as of September 30, 2018 under all of our nonqualified deferred compensation plans.

Nonqualified Deferred Compensation

	Company Contributions in Fiscal 2018		Aggregate Earnings in Fiscal 2018		Aggregate Balance at September 30, 2018
Name	Deferred Cash Compensation	SERP(1)	Deferred Cash Compensation(2)	SERP(3)	Deferred Cash Compensation(4)	SERP(5)
Donald R. Horton	—	$100,000	$503,731	$375,186	$9,624,901	$4,089,244
David V. Auld	—	$70,000	—	$171,400	—	$1,892,446
Michael J. Murray	—	$50,000	$12,718	$61,551	$73,578	$704,451
Bill W. Wheat	—	$50,000	—	$96,624	—	$1,077,375

(1)

Represents the amount of unfunded, unsecured liabilities credited by the Company on behalf of each participant in fiscal 2018 under the SERP 2. Such amount is also included in the “All Other Compensation” column of the “Summary Compensation Table” on page 44.

(2)

Represents the net amount of earnings on the balance of the participant’s account that is the result of the performance of a variety of independently managed funds available to and selected by each participant under the Deferred Compensation Plan. The Company does not provide a guaranteed or fixed rate of return on these funds. The rate of return on these funds depends on the participant’s investment selections and on the market performance of these funds. These amounts are not included in the “Summary Compensation Table” on page 44 because such amount was not preferential or above-market.

(3)

Represents the amount of earnings on the balance of the participant’s account at a rate determined by the SERP 2 plan administrative committee, typically 10% per annum. The portion of earnings considered above-market are included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “Summary Compensation Table” on page 44.

(4)

These balances of deferred compensation represent compensation earned in prior years and were included in the Summary Compensation Table in prior year proxy statements in the year earned, to the extent applicable.

(5)	Includes amounts of unfunded, unsecured liabilities and the related earnings accrued by the Company on behalf of each participant with respect to the current and prior fiscal years under the SERP 2.

Potential Payments Upon Termination or Change in Control

None of our named executive officers has employment or change in control agreements with us specifically providing for payments upon involuntary termination of their employment. However, certain of our benefit and incentive plans contain various provisions regarding termination of employment or change in control. Any additional severance payments would be at the discretion of the Compensation Committee and determined at the time of termination. The following is a summary of the treatment of benefits under our benefit plans for various types of terminations, including upon a change in control.

Generally, our benefit plans define “cause” as a violation of the standards of employee conduct set forth in our employee manual and “change in control” as the occurrence of any of the following events:

(i) Our merger, consolidation or reorganization into another entity if our stockholders immediately before such transaction do not, immediately after such transaction, own more than 50% of the combined voting power of the outstanding voting securities resulting from such transaction and in substantially the same proportion as their stock ownership prior to the transaction;

(ii) We sell all or substantially all of our assets to another entity or we completely liquidate or dissolve;

(iii) A person (as defined by Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) becomes the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the combined voting power of the then outstanding voting securities (the threshold for amounts deposited under our SERP 2 plan on or after January 1, 2005 is 50% or 35% acquired in a single transaction or series of transactions in any 12-month period); and

(iv) During any two-year period, a majority of the members of the Board serving at the date of the most recent approval of our benefit plan by stockholders is replaced by members of the Board who are not nominated and approved by the Board.

For purposes of calculating beneficial ownership pursuant to this paragraph, no voting securities held by our Chairman, Donald R. Horton, as of the date of the adoption of the plan in question or received in any merger transaction shall be included in the calculation.

2006 Stock Incentive Plan

Our D.R. Horton 2006 Stock Incentive Plan allows or provides for accelerated vesting of all outstanding unvested restricted stock units and options granted under the plan in the event of a change in control of the Company or in the event of a participant’s death, disability or retirement at the retirement age specified in the plan and the participant or his or her beneficiary, as applicable, will be entitled to exercise such options for a period of one year in the event of retirement or two years in the event of death or disability. In the event the participant’s employment is terminated by the Company without cause or by the participant voluntarily, the participant will be entitled to exercise any options vested as of the date of termination for a period of three months following such termination. If the participant is terminated by the Company for cause, all options will immediately terminate and the participant will forfeit all vested options.

Amended and Restated Supplemental Executive Retirement Plan No. 2 (SERP 2)

Under the SERP 2, all amounts deferred shall be paid (either in lump sum or in quarterly installments as elected by the participant) within 60 days following the date of the participant’s retirement or termination of employment, disability, death or change in control of the Company; provided, however, “specified employees,” as such term is defined in Section 409A of the Internal Revenue Code, must wait six months following termination of employment before payments accrued on or after January 1, 2005 can be made. In the event the Company terminates a participant for cause, all benefits under the SERP 2 will be forfeited and no payments will be made to the participant. In the event of a change in control, all amounts deferred shall be paid (in accordance with the participant’s election) within 60 days following the date of the change in control.

Notwithstanding the foregoing, a participant’s election as to form of payment (lump sum or installment) must have been made at least 12 months prior to distribution. If a termination event occurs and no election has been made, the distributions of pre-2005 accruals will be made on the first day of the 13th month following the date of election, and the distribution of post-2004 accruals will be made in a lump sum upon termination of employment (or six months later for specified employees).

Table – Potential Payments Upon Termination or Change in Control

The following table reflects amounts of compensation to be paid to each of the named executive officers in the event of termination of employment or change in control. Because neither the Company nor any of its plans provides for additional benefits related to a change in control termination, if such a termination is triggered, the payments would be as set forth under the applicable column under Termination of Employment.

The amounts in the table assume a termination date of September 30, 2018, the last day of our fiscal year, and, if applicable, are based on the closing price of our common stock of $42.18 on September 28, 2018. Because only Mr. Horton had reached the normal retirement age (65 years old) on September 30, 2018, we only included amounts payable upon retirement for him. These amounts are estimates of payments to executives upon termination of employment or a change in control. Actual amounts can only be determined at the time of such executive’s actual separation from the Company or change in control. Factors that could affect these amounts include the timing during the year of any such event, the company’s stock price and the executive’s age. Amounts to be provided to an executive under arrangements that do not discriminate in scope, terms or operation in favor of our executive officers and are available to all salaried employees are not included in the following table in accordance with SEC regulations.

In addition to the amounts set forth below, each of the named executive officers would be entitled to receive, upon certain termination events or a change in control, a distribution of his or her outstanding balance of compensation earned in prior years and deferred, at the executive officer’s option, under our Deferred Compensation Plan. The balances of such accounts are set forth and explained in the “Nonqualified Deferred Compensation” table on page 49.

The table reflects compensation to be paid based on the listed events if such events occurred on September 30, 2018.

Potential Payments Upon Termination or Change in Control

		Termination of Employment
Name	Payments and Benefits	Voluntary ($)	Normal Retirement ($)(4)	Without Cause ($)	With Cause ($)	Death or Disability ($)	Change in Control ($)
Donald R. Horton	Severance Pay:
	Cash	—	—	—	—	—	—
	Equity	—	—	—	—	—	—
	2019 Restricted Stock Units(1)	5,624,000	5,624,000	5,624,000	—	5,624,000	5,624,000
	2020 Restricted Stock Units(2)	2,812,000	2,812,000	2,812,000	—	2,812,000	2,812,000
	Vesting of Equity Awards:
	Stock Options	—	—	—	—	—	—
	Time-Vesting Restricted Stock Units(3)	—	6,254,577	—	—	6,254,577	6,254,577
	Payments of SERP 2 Contributions	4,089,244	4,089,244	4,089,244	—	4,089,244	4,089,244

	Total	12,525,244	18,779,821	12,525,244	—	18,779,821	18,779,821

David V. Auld	Severance Pay:
	Cash	—	—	—	—	—	—
	Equity	—	—	—	—	—	—
	2019 Restricted Stock Units(1)	2,812,000	—	2,812,000	—	2,812,000	2,812,000
	2020 Restricted Stock Units(2)	1,406,000	—	1,406,000	—	1,406,000	1,406,000
	Vesting of Equity Awards:
	Stock Options	—	—	—	—	617,640	617,640
	Time-Vesting Restricted Stock Units(3)	—	—	—	—	2,619,336	2,619,336
	Payments of SERP 2 Contributions	1,892,446	—	1,892,446	—	1,892,446	1,892,446

	Total	6,110,446	—	6,110,446	—	9,347,422	9,347,422

Michael J. Murray	Severance Pay:
	Cash	—	—	—	—	—	—
	Equity	—	—	—	—	—	—
	2019 Restricted Stock Units(1)	843,600	—	843,600	—	843,600	843,600
	2020 Restricted Stock Units(2)	421,800	—	421,800	—	421,800	421,800
	Vesting of Equity Awards:
	Stock Options	—	—	—	—	485,040	485,040
	Time-Vesting Restricted Stock Units(3)	—	—	—	—	3,358,372	3,358,372
	Payments of SERP 2 Contributions	704,451	—	704,451	—	704,451	704,451

	Total	1,969,851	—	1,969,851	—	5,813,263	5,813,263

Bill W. Wheat	Severance Pay:
	Cash	—	—	—	—	—	—
	Equity	—	—	—	—	—	—
	Vesting of Equity Awards:
	Stock Options	—	—	—	—	617,640	617,640
	Time-Vesting Restricted Stock Units(3)	1,405,986	—	1,405,986	—	6,310,972	6,310,972
	Payments of SERP 2 Contributions	1,077,375	—	1,077,375	—	1,077,375	1,077,375

	Total	2,483,361	—	2,483,361	—	8,005,987	8,005,987

(1)

Mr. Horton, Mr. Auld and Mr. Murray were awarded a target number of 200,000, 100,000 and 30,000 2019 Performance RSUs, respectively, for the performance period of October 1, 2016 through September 30, 2019. Pro-rata vesting may occur based on the number of months served from October 1, 2016 in the event of voluntary termination, normal retirement or without cause termination after completion of the performance period. With respect to death or disability, the 2019 Performance RSUs vest pro-rata based on time passed. Upon a change in control, the Committee may accelerate vesting of part or all of the 2019 Performance RSUs. With respect to an event of voluntary termination, normal retirement, without cause termination, death, disability or a change in control, the 2019 Performance RSUs are valued at $42.18 per unit, the closing price of our stock on September 28, 2018. The value in the table reflects pro-rata vesting (two of three years completed) based on time passed as if an event of voluntary termination, normal retirement, without cause termination, death, disability or a change in control had occurred on September 30, 2018.

(2)

Mr. Horton, Mr. Auld and Mr. Murray were awarded a target number of 200,000, 100,000 and 30,000 2020 Performance RSUs, respectively, for the performance period of October 1, 2017 through September 30, 2020. Pro-rata vesting may occur based on the number of months served from October 1, 2017 in the event of voluntary termination, normal retirement or without cause termination after completion of the performance period. With respect to death or disability, the 2020 Performance RSUs vest pro-rata based on time passed. Upon a change in control, the Committee may accelerate vesting of part or all of the 2020 Performance RSUs. With respect to an event of voluntary termination, normal retirement, without cause termination, death, disability or a change in control, the 2020 Performance RSUs are valued at $42.18 per unit, the closing price of our stock on September 28, 2018. The value in the table reflects pro-rata vesting (one of three years completed) based on time passed as if an event of voluntary termination, normal retirement, without cause termination, death, disability or a change in control had occurred on September 30, 2018. The 2020 Performance RSUs are discussed in more detail under the heading “2018 Fiscal Year – Award of 2020 Performance Restricted Stock Units – Potential Vesting at September 30, 2020 and Award of Restricted Stock Units – Time-Based Vesting” on page 34.

(3)

For Mr. Horton, Mr. Auld and Mr. Murray, the time-vesting RSU amounts represent each officer’s unvested portion of RSUs, as shown in the “Number of Shares or Units of Stock That Have Not Vested” column of the “Outstanding Equity Awards at Fiscal Year-End” table on page 47, valued at $42.18 per unit, the closing price of our stock on September 28, 2018. The value in the table reflects accelerated vesting if an event of voluntary termination, normal retirement, termination without cause, death or disability, or change in control had occurred on September 30, 2018. For Mr. Wheat, the time-vesting RSU amounts under voluntary and termination without cause represent the amount of accelerated vesting based on a pro-rata portion of his November 2, 2017, November 2, 2016 and November 4, 2015 grants, valued at $42.18 per unit, the closing price of our stock on September 28, 2018. The time-vesting RSU amounts under death, disability or a change of control represents his unvested portion of RSUs as shown in the “Number of Shares or Units of Stock That Have Not Vested” column of the “Outstanding Equity Awards at Fiscal Year-End” table on page 47, valued at $42.18 per unit, the closing price of our stock on September 28, 2018. Additional information on the time-vesting RSUs granted in fiscal 2018 is set forth in footnote 3 to the “Grants of Plan-Based Awards” table on page 46.

(4)

Because only one of our named executive officers has reached the normal retirement age (65 years old) under our applicable plans on September 30, 2018, we only included amounts under the “Normal Retirement” column for that one officer.

CEO PAY RATIO

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the total annual compensation of our median compensated employee and the total annual compensation of Mr. Auld, our President and Chief Executive Officer.

To identify the median compensated employee, we used the following methodology:

•

We used September 30, 2018 as the date to determine the median employee. At that date, we had approximately 8,400 employees consisting of full-time, part-time and temporary employees. Other than our CEO, all employees as of such date were included in our population.

•

To identify the median employee from our employee population, we obtained a listing of total compensation paid to each employee during fiscal 2018. For this purpose, total compensation included salary or wages, as applicable, commissions, bonuses, equity awards that vested or were exercised during the year, and any other cash compensation. Such amounts were obtained from our payroll records. We annualized the salaries and wages of our full and part-time employees who were not employed for the entire fiscal year. The above-described compensation measure was consistently applied to all employees.

Once we identified our median employee, we calculated the employee’s total annual compensation using the same methodology used to calculate the total compensation of our CEO in the “Summary Compensation Table” on page 46. In addition to the amounts required to be reported as compensation in the Summary Compensation Table, we included the dollar value of employer paid non-discriminatory health insurance benefits in the total annual compensation of our median employee and of our CEO to better reflect our employee compensation practices.

For the fiscal year ended September 30, 2018:

•	The total compensation of our median employee was $92,304.

•	The total compensation of our CEO was $14,886,528.

Accordingly, for fiscal 2018, the ratio of the total compensation of Mr. Auld, our CEO, to the total compensation of the median compensated of all employees (excluding Mr. Auld), was 161 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, exemptions, estimates and assumptions, our pay ratio disclosure may not be comparable to the pay ratio disclosures reported by other companies.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We have a written Corporate Code of Business Conduct and Ethics. It requires that all directors and employees are expected to avoid relationships that present a potential or actual conflict between his or her personal interest and the interest of the Company. We generally review related-party transactions regarding our directors and executive officers in a similar manner as we review relationships that may give rise to a conflict of interest, provided there may be certain related-party transactions that may be approved, ratified, or in compliance with Company programs we make available to our directors, officers and employees. Generally, a “conflict of interest” exists whenever an individual’s personal or private interests interfere or conflict with the interests of the Company. A conflict situation can arise when a director or employee takes action or has personal interests that may make it difficult to perform Company work or make Company decisions objectively or effectively. Conflicts of interest may also arise when a director or employee, or member of his or her immediate family receives improper personal benefits as a result of his or her position with the Company, whether received from the Company or a third party.

To avoid conflicts of interest, or improper related-party transactions, each director or executive officer must disclose to the Company’s Chief Legal Officer or Corporate Compliance Officer any transaction or relationship that reasonably could be expected to give rise to a conflict of interest or related-party transaction. The Chief Legal Officer or Corporate Compliance Officer then reviews the transaction, and if necessary, reports the transaction to a committee of the Board of Directors composed of independent directors. Related-party transactions that comply with Company programs or are determined to be on similar terms as transactions of the same nature with unrelated parties and, that in either case, do not present an improper conflict of interest, do not require independent committee approval or ratification, provided the transaction is reviewed by our Chief Legal Officer or Corporate Compliance Officer and one of them determined the transaction to be in compliance.

John Auld, the adult son of David Auld, the Company’s Chief Executive Officer, is employed by the Company at the Orlando Division. In fiscal 2018, John Auld earned cash compensation of $192,500 and equity compensation valued at $62,625. His compensation is consistent with the compensation provided to other employees of the same level with similar responsibilities.

In December 2016, Michael Murray, the Company’s Chief Operating Officer, entered into a contract with the Company to build a home for his personal residence on a lot owned by him. The sales price is expected to be approximately $3,100,000, which will be due from Mr. Murray to the Company at completion. The home is currently under construction and is expected to be completed during the first half of 2019. This transaction was reviewed by the Corporate Compliance Officer and determined to be in compliance with the Company’s program that is available to all employees and directors.

The following related party transactions were each reviewed by the Corporate Compliance Officer and determined to be on similar terms as transactions of the same nature with unrelated parties. These transactions were also approved by the Nominating and Governance Committee prior to entering into the contracts.

During fiscal 2017 and 2018, the Company entered into contracts to purchase acreage from entities owned by Ryan Horton and Reagan Horton, the adult sons of Donald Horton, the Company’s Chairman. The contract amounts and the fiscal 2018 purchase transactions are summarized below.

		Total Contract Amount		Fiscal 2018 Purchases
Contract Date	Location	Number of Acres	Expected Purchase Price	Number of Acres	Purchase Price
May 2017	Josephine, Texas	192	$4,800,000	37	$1,349,421
June 2017	Caddo Mills, Texas	354	$6,189,750	158	$2,757,387
February 2018	Austin, Texas	79	$5,712,207	—	—
July 2018	Baton Rouge, Louisiana	173	$4,873,200	91	$2,548,000
August 2018	Mesquite, Texas	69	$4,000,000	—	—

Additionally, in July 2018, the Company purchased 233 head of cattle from Ryan and Reagan Horton for $279,600. The cattle are to be raised at a ranch owned by the Company.

Since the beginning of our fiscal year, the Company entered into contracts to purchase lots from entities in which Andrew Auld, the adult son of David Auld, is a principal. The contract amounts and the fiscal 2018 purchase transactions are summarized below.

Contract Date	Location	Total Contract Amount		Fiscal 2018 Purchases
		Number of Lots	Expected Purchase Price	Number of Lots	Purchase Price
August 2018	Leicester, North Carolina	25	$1,743,750	25	$1,743,750
October 2018	Asheville, North Carolina	240	$18,280,000	—	—

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During our fiscal year ended September 30, 2018, D.R. Horton’s Compensation Committee was composed of Barbara K. Allen, Brad S. Anderson, Michael R. Buchanan and Michael W. Hewatt, with Mr. Anderson serving as its Chairman. None of the members of the Compensation Committee has served the Company in any capacity other than as a member of our board or a member of a committee thereof. In addition, none of our executive officers served as a director of any other entity one of whose executive officers served as a director of D.R. Horton.

PROPOSAL TWO

ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Securities Exchange Act, our stockholders are being asked to approve a non-binding advisory resolution on the compensation of our named executive officers, as disclosed in this Proxy Statement. Although this “say-on-pay” resolution is non-binding, our Board of Directors and Compensation Committee welcome your opinion and will consider the result of the vote when making future compensation decisions.

At our Annual Meeting of Stockholders held on January 24, 2018, our stockholders voted in favor of a resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in our Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders. Approximately 95.50% of votes cast voted in favor of the advisory resolution on executive compensation.

At our Annual Meeting of Stockholders held on January 24, 2018, our stockholders elected to have an advisory vote on executive compensation every year. At this time, our Board has determined to continue to hold an annual advisory vote on executive compensation and thus, we currently anticipate our next advisory vote on executive compensation after our 2019 Annual Meeting of Stockholders will be held at our 2020 Annual Meeting of Stockholders.

We encourage you to read the Compensation Discussion and Analysis beginning on page 22 of this Proxy Statement, which describes in detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables, notes and narrative, appearing on pages 44 through 53, which provide detailed information on the compensation of our named executive officers.

We believe that our current executive compensation program achieves an appropriate balance of short-term and long-term compensation incentives, reinforces the link between executive pay and the Company’s long-term performance and stock value, and thereby aligns the interests of our named executive officers with those of stockholders.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to approve the following advisory resolution at the 2019 Annual Meeting:

RESOLVED, that the stockholders of D.R. Horton, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2019 Annual Meeting of Stockholders.

The Board of Directors Unanimously Recommends that Stockholders Vote “FOR”

Approval of the Advisory Resolution on Executive Compensation.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Ernst & Young LLP has been engaged by the Audit Committee to serve through our fiscal year ending September 30, 2019. A representative of Ernst & Young LLP is expected to be present at the 2019 Annual Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

Audit Fees and All Other Fees

The following table shows the fees paid or accrued by the Company for the audit and other services provided by PricewaterhouseCoopers LLP for fiscal years 2017 and 2018.

	Fiscal Year Ended September 30,
Fees	2017(2)	2018
Audit fees	$1,748,000	$2,462,815
Audit-related fees	15,400	21,500
Tax fees	—	—
All other fees	—	—

Total(1)	$1,763,400	$2,484,315

(1)	All of the fees listed above were approved by the Audit Committee, and therefore, none were approved based on waiver of pre-approval under Rule 2-01(c)(7)(i)(C) of Regulation S-X.

(2)	The amounts shown for fiscal 2017 have been revised to reflect additional fees paid for audit services.

Change in Independent Registered Public Accountants

Dismissal of previous independent registered public accounting firm:

On December 7, 2018, the Audit Committee dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.

The reports of PwC on the Company’s consolidated financial statements as of and for the fiscal years ended September 30, 2018 and 2017 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended September 30, 2018 and 2017 and the subsequent period through December 7, 2018, (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the consolidated financial statements for such fiscal years; and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Engagement of new independent registered public accounting firm:

On December 7, 2018, the Audit Committee approved the engagement of Ernst & Young LLP (“EY”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019. The decision to change the Company’s principal independent accountants was the result of a competitive request for proposal process undertaken by the Audit Committee.

During the fiscal years ended September 30, 2018 and 2017 and through the appointment of EY on December 7, 2018, neither the Company nor anyone on its behalf consulted with EY regarding:

(i)

the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did EY provide a written report or oral advice to the Company that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or

(ii)

any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Letter of PricewaterhouseCoopers LLP:

The Company provided PwC with a copy of a Current Report on Form 8-K (the “Form 8-K”), which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 13, 2018, and requested that PwC furnish the Company with a letter addressed to the SEC stating whether PwC agreed with the disclosures in the Form 8-K or, if not, stating the respects in which it did not agree. The Company received the requested letter from PwC and a copy of the letter, dated December 13, 2018, was filed as Exhibit 16.1 to the Form 8-K and such letter is incorporated by reference herein.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has responsibility for appointing, setting compensation for and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve audit and permissible non-audit services provided by the independent auditor.

In connection with the engagement of the independent auditor for fiscal 2019, the Audit Committee pre-approved the services listed below by category of service, including the pre-approval of fee limits. The Audit Committee’s pre-approval process by category of service also includes a review of specific services to be performed and fees expected to be incurred within each category of service. The term of any pre-approval is 12 months from the date of the pre-approval, unless the Audit Committee specifically provides for a different period. During fiscal 2019, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires separate pre-approval before engaging the independent auditor.

The services pre-approved by the Audit Committee, which may be performed by the independent auditor during fiscal 2019, include the following:

Audit Services include audit work performed related to the Company’s financial statements (including quarterly reviews), as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

Audit-Related Services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

Tax Services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

All Other Fees are those associated with permitted services not included in the other categories.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee may not otherwise delegate its responsibilities to pre-approve services performed by the independent auditor to management.

Audit Committee Report

The Audit Committee has reviewed and discussed with management D.R. Horton’s audited consolidated financial statements for the fiscal year ended September 30, 2018. Further, the Audit Committee has discussed with D.R. Horton’s independent auditor the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board, including D.R. Horton’s audited consolidated financial statements for the fiscal year ended September 30, 2018, the auditor’s responsibility under generally accepted auditing standards, significant accounting policies, management’s judgments and accounting estimates, any audit adjustments, other information in documents containing audited financial statements and other matters. Finally, the Audit Committee has received and reviewed the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed the auditor’s independence with the auditor.

Based on its review and discussion described above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements for fiscal 2018 be included in D.R. Horton’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018. Further, the Audit Committee approved the engagement of Ernst & Young LLP as D.R. Horton’s independent auditor for the fiscal year ending September 30, 2019.

AUDIT COMMITTEE:

Michael W. Hewatt, Committee Chairman

Barbara K. Allen

Brad S. Anderson

Michael R. Buchanan

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending September 30, 2019. During fiscal 2018, PricewaterhouseCoopers LLP served as our independent registered public accounting firm and also provided certain other audit-related services, as further discussed above under the heading “Audit Fees and All Other Fees” on page 58. A representative of Ernst & Young LLP is expected to attend the 2019 Annual Meeting, be available to respond to appropriate questions and, if he or she desires, make a statement.

Although we are not required to do so, we are seeking stockholder ratification of Ernst & Young LLP’s appointment as our independent registered public accounting firm. If Ernst & Young LLP’s appointment is not ratified, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.

Vote Required

Approval of the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending September 30, 2019 requires the affirmative vote of the majority of shares of common stock present or represented, and entitled to vote thereon, at the 2019 Annual Meeting.

The Board of Directors Unanimously Recommends that Stockholders Vote “FOR” the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public

Accounting Firm for our Fiscal Year Ending September 30, 2019.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, requires D.R. Horton’s directors, certain of its officers, and persons who own more than 10% of a registered class of D.R. Horton’s equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish D.R. Horton with copies of all forms they file pursuant to Section 16(a). Based solely on its review of the copies of such forms received by it and on written representations from certain reporting persons that no Form 5 reports were required for those persons, D.R. Horton believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the year ended September 30, 2018 on a timely basis.

STOCKHOLDER PROPOSALS FOR 2020 ANNUAL MEETING

Any stockholder who intends to present a proposal for action at D.R. Horton’s 2020 Annual Meeting of Stockholders and to have D.R. Horton include such proposal in its proxy soliciting materials pursuant to Rule 14a-8 under the Exchange Act must deliver a copy of the proposal to the Corporate Secretary of D.R. Horton at 1341 Horton Circle, Arlington, Texas 76011 not later than the close of business on August 16, 2019. Further, all proposals submitted for inclusion in D.R. Horton’s proxy soliciting materials relating to the 2020 Annual Meeting must comply with all of the requirements of Rule 14a-8 of the Exchange Act.

In addition, apart from the Rule 14a-8 process and director nominations made pursuant to the proxy access process, the Bylaws of D.R. Horton provide that any stockholder intending to propose any business at our 2020 Annual Meeting must submit written notice of that proposal in a timely manner to Corporate Secretary of D.R. Horton for such proposal to be acted upon at the meeting of stockholders. To be timely, a stockholder’s notice for our 2020 Annual Meeting must be delivered to the principal executive offices of D.R. Horton not later than the close of business on October 25, 2019 and not earlier than the close of business on September 25, 2019. In the event that the date of the 2020 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the 2019 Annual Meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such meeting and not later than the close of business on the later of the 90th calendar day prior to such meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is made. In no event shall public disclosure of an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. The notice must include the information specified in our Bylaws, including information concerning the nominee or the proposal, and the stockholder and the beneficial owner, as the case may be. We will not entertain any such proposals at the annual meeting that do not meet the requirements set forth in our Bylaws.

Pursuant to the proxy access provision in our Bylaws, in order for a stockholder or group of stockholders to nominate a director candidate to be included in the Company’s proxy statement for the 2020 Annual Meeting, proper written notice of the nomination must be delivered to the Corporate Secretary of D.R. Horton not later than the close of business on August 16, 2019 and not earlier than the close of business on July 17, 2019, and the nomination must otherwise comply with our Bylaws. In the event that the date of the 2020 Annual Meeting is changed by more than 30 calendar days from the anniversary date of the 2019 Annual Meeting, notice by the stockholder(s) to be timely must be so delivered not earlier than the close of business on the 150th calendar day prior to such meeting and not later than the close of business on the later of the 120th calendar day prior to such meeting or the 10th calendar day following the day on which public disclosure of the date of such meeting is made.

REQUESTING DOCUMENTS FROM THE COMPANY

On our website, at www.drhorton.com, under the Investor Relations and Corporate Governance links, you will find the following: (i) Corporate Governance Principles, (ii) Audit Committee Charter, (iii) Compensation Committee Charter, (iv) Nominating and Governance Committee Charter, (v) Code of Ethical Conduct for the CEO, CFO, and Senior Financial Officers, (vi) Complaint Procedures for Accounting, Internal Control, Auditing and Financial Matters and Complaint Procedures for Employee Matters, and (vii) Corporate Code of Business Conduct and Ethics for Employees and Directors. You may obtain a copy of any of these documents at no charge through our website or by contacting us for a printed set. In addition, a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2018, including the financial statements and the financial statement schedules included therein, is available without charge. The exhibits of the Annual Report on Form 10-K are available upon payment of charges that approximate our cost of reproduction. You may contact us for these purposes at: Attention: Thomas B. Montano, Vice President, Corporate Compliance Officer and Secretary, D.R. Horton, Inc., 1341 Horton Circle, Arlington, Texas 76011, (817) 390-8200 or e-mail: tbmontano@drhorton.com.

OTHER MATTERS

Management knows of no other matters to be voted upon at the 2019 Annual Meeting. If any other matter is properly brought before the 2019 Annual Meeting, it is the intention of the persons named as proxies in the form of proxy to vote in their discretion upon such matters in accordance with their judgment. The persons named as proxies are Donald R. Horton, Chairman, and David V. Auld, President and Chief Executive Officer.

You are urged to sign, date and return the enclosed proxy in the envelope provided. No postage is required if the envelope is mailed from within the United States. If you subsequently decide to attend the 2019 Annual Meeting and wish to vote your shares in person, you may do so. Your cooperation in giving this matter your prompt attention is appreciated.

By Order of the Board of Directors

THOMAS B. MONTANO
Vice President and Secretary

Arlington, Texas

December 14, 2018

1341 Horton Circle

Arlington, Texas 76011

(817) 390-8200

www.drhorton.com

AMERICAN STOCK TRANSFER & TRUST COMPANY 6201 15TH AVENUE BROOKLYN, NY 11219	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E54088-P15050	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

D.R. HORTON, INC.
Vote on Directors
The Board of Directors recommends a vote FOR each Nominee for Director.
1.	Proposal One: Election of directors.
	Nominees:	For	Against	Abstain	Vote on Other Proposals
	1a. Donald R. Horton	☐	☐	☐	The Board of Directors recommends a vote FOR Proposals Two and Three as proposed below.			For	Against	Abstain
	1b. Barbara K. Allen 1c. Brad S. Anderson	☐ ☐	☐ ☐	☐ ☐	2.	Proposal Two: Approval of the advisory resolution on executive compensation.		☐	☐	☐

	1d. Michael R. Buchanan	☐	☐	☐	3.	Proposal Three: Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm.		☐	☐	☐
	1e. Michael W. Hewatt	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

Note:  Please sign exactly as name(s) appear(s) herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full titles as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)		Date

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting

to be held January 23, 2019:

The Notice, Proxy Statement, Telephone/Internet insert (Company supplied) and Annual Report on Form 10-K are available at www.proxyvote.com.

E54089-P15050

D.R. HORTON, INC.
2019 ANNUAL MEETING OF STOCKHOLDERS 1341 Horton Circle, Arlington, Texas 76011 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints Donald R. Horton and David V. Auld, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each and hereby authorizes them to represent and to vote, as designated on the reverse side of this card, all shares of Common Stock of D.R. Horton, Inc. (the “Company”) held of record by the undersigned at the close of business on November 26, 2018, at the 2019 Annual Meeting of Stockholders to be held on January 23, 2019 at 10:00 a.m. central time, or any adjournment thereof.

The Board of Directors recommends a vote FOR Proposals One, Two and Three. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted as recommended by the Board of Directors in this paragraph. The proxy holders are authorized to vote, in accordance with their discretion, on all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting or any adjournment or postponement thereof, subject to compliance with Rule 14a-4(c) of the Securities Act of 1934, as amended.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof and hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting. The undersigned acknowledges receipt of the notice of said annual meeting and the proxy statement accompanying said notice.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.